EXHIBIT 10.1





                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                      SMART CHOICE AUTOMOTIVE GROUP, INC.,

                                       AND

                              STRATA HOLDING, INC.
                               READY FINANCE, INC.
                                   DONALD COOK
                                  MARILYN COOK
                                       AND
                              MADIE A. STRATEMEYER



                               DATED JUNE 27, 1997

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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "AGREEMENT") entered into this 27th day of June, 1997 by and among Smart Choice Automotive Group, Inc., a Florida corporation (the "BUYER"), Strata Holding, Inc., a Florida corporation, and Ready Finance, Inc., a Florida corporation (collectively, the "SELLERS"), and Donald Cook, Marilyn Cook and Madie A. Stratemeyer (each of such individuals being hereinafter referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS"). Terms used herein and not otherwise defined shall have the meanings set forth in ARTICLE IX.

                                    RECITALS

         A. The Sellers are engaged in a business consisting of selling, leasing and financing the sale or lease of used automobiles and other consumer vehicles (the "BUSINESS").

         B. The Shareholders are the record and beneficial owners of all of the issued and outstanding capital stock of the Sellers, and as such will derive substantial benefit from the transactions contemplated by this Agreement.

         C. The Sellers desire to sell substantially all of their assets and properties and the Business to the Buyer, and the Buyer desires to purchase such assets and properties and the Business as a going concern from the Sellers, all upon the terms and conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, the Sellers hereby sell, transfer, convey, assign and deliver to the Buyer at Closing (as defined in SECTION 1.9), and the Buyer hereby purchases and receives from the Sellers, the Finance Contracts listed on SCHEDULE 1.1(A), the Inventory (as hereafter defined), the tangible assets, parts, properties and improvements of every kind and description, whether real, personal or mixed, tangible or intangible, all of the fixed assets, wherever located (except those assets of the Sellers which are specifically excluded as provided in SECTION 1.2 hereof), the business as a going concern and all goodwill associated therewith as the same shall exist on the Closing Date (as defined in SECTION 1.9), whether or not appearing on the Current Balance Sheet (as defined in SECTION 2.5) (collectively, the "PURCHASED ASSETS"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

             (a) all Finance Contracts of the Sellers as listed in SCHEDULE 1.1(A), including receivables arising as a result of contracts in transit and installment sales contracts;

             (b) other receivables of the Sellers, including trade account receivables, notes receivables (other than Finance Contracts), insurance proceeds, service contract providers, vendors or suppliers of the Sellers, rights to receive payment (including any related guaranties,

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security deposits or other collateral therefor) under credit agreements, finance leases and other such agreements (collectively, the "RECEIVABLES");

             (c) all inventories of the Sellers, including without limitation, all inventories of parts and accessories, used vehicles and contracts in transit (net of drafts in transit) as shown in SCHEDULE 1.1(C) (collectively, the "INVENTORY");

             (d) all goods, machinery, equipment, tools, supplies, furniture, furnishings, trade fixtures and fixed assets located at or on the Owned Properties or Leased Premises regardless of whether or not the same may be affixed to the Owned Properties or the Leased Premises or may be considered to be fixtures under applicable real property law and other fixed assets to the Sellers as shown in SCHEDULE 1.1(D) (the "FIXED Assets");

             (e) all of the interest, rights and benefits accruing to the Sellers under any sales orders, sales contracts, service agreements, extended warranty contracts, purchase orders and purchase commitments made for the benefit of the Sellers, all other agreements to which the Sellers are a party or by which they are bound and other causes in action, or other contract rights, commitments and claims of the Sellers including rights as lessee under the Real Estate Leases, any equipment leases and vehicle lease, and rights under manufacturer's warranties and other rights of every kind of the Sellers;

             (f) all software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Purchased Assets and or the Business of the Sellers, and all operating data, including without limitation, all data pertaining to customer lists and records, financial, accounting and credit records, budgets and other similar documents and records;

             (g) all of the proprietary rights of the Sellers, including without limitation, all trademarks, tradenames, customer list, supplier list, technical information, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, and other such knowledge and information constituting the "know-how" of the Sellers, and the goodwill of the Sellers, other licenses and permits and other similar intangible property rights relating to the products or business of the Sellers;

             (h) all prepaid and deferred items of the Sellers including without limitation, prepaid rentals, insurance, taxes, and unbilled charges and deposits relating to the operations of the Sellers; and

             (i) all other rights and assets of any kind, tangible or intangible, of the Sellers, whether or not reflected in the Sellers' financial statements or on its books and records.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in SECTION 1.1, the Purchased Assets shall exclude the corporate minute books of the Sellers, all Finance Contracts not listed on Schedule 1.1(A), and all Inventory not listed on Schedule 1.1(C) (the "EXCLUDED ASSETS").

         1.3 ASSUMED LIABILITIES. At the Closing, the Buyer shall assume only those liabilities listed in SCHEDULES 1.3(A), (C) and (E) (collectively, the "ASSUMED LIABILITIES"):

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             (a) all trade accounts payable by the Sellers which are set forth on SCHEDULE 1.3(A) hereto;

             (b) all payroll and related federal and state withholding taxes for the Sellers' payroll which accrue from and after the Closing Date; if any;

             (c) all liabilities of the Sellers from and after the date hereof as lessee under its outstanding lease (the "REAL ESTATE LEASE") for its business premises (the "LEASE PREMISES") and those outstanding vehicle and equipment leases or financing agreements listed on SCHEDULE 1.3(C) hereto;

             (d) all ongoing customer repair obligations incurred by the Sellers prior to the Closing Date in the normal course of business (other than any claims, repairs or other obligations related to fraud or fraudulent activities); and

             (e) all other executory contracts, service contracts, orders and commitments which in any instance are for the purchase of inventory and/or supplies or the rendition of services to the Sellers, which have been entered into by the Sellers in the normal course of business and are listed on SCHEDULE 1.3(E) hereto.

Annexed hereto as SCHEDULES 1.3(A), (C) and (E) are correct and complete listings of all of the Assumed Liabilities.

         1.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in SECTION 1.3 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of the Sellers (a) in the nature of customer claims, employee claims or other contingent liabilities arising out of or relating to any operations of the Sellers prior to the date hereof, except to the extent specifically assumed pursuant to SECTION 1.3 above, (b) relating to any lease obligations of any kind other than obligations for periods on and after the date hereof under the Real Estate Lease, (c) under or relating to any lien or other arrangement under which the Sellers are or may be borrowers, (d) except to the extent assumed pursuant to SECTION 1.3(b) above, relating to any federal, state or local income, franchise, sales, use, property, excise, transfer or other taxes payable by or in respect of the Sellers, including but not limited to any such taxes which may be assessable against the Sellers arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (f) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against the Sellers, (g) relating to recapture of any depreciation deduction or investment tax credit of the Sellers, (h) under or in respect of any benefit plans now or heretofore maintained by the Sellers in respect of or for the benefit of any of its employees, or (i) not specifically assumed by the Buyer in SECTION 1.3 above.

         1.5 PURCHASE PRICE. The purchase price for the Purchased Assets (collectively, the "PURCHASE Price") is the sum of (a) $5,000,000 cash less the amount required to pay First United Bank and all of the Sellers' other indebtedness for borrowed money, the net amount being paid to the Sellers by certified or bank cashier's check and delivered to the Sellers concurrently with the execution and delivery of this Agreement or by wire transfer of immediately available funds to the Sellers' designated account on the date hereof; and (b) one or more promissory notes (the "NOTES") made by the Buyer in favor of the Sellers in the original aggregate principal amount of


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$4,880,089 in the form of EXHIBIT 1.5(A) and (B) and the Loan and Security
Agreement in the form of EXHIBIT 1.5(C) hereto.

         1.6 NET PRICE. The foregoing Purchase Price for the Purchased Assets shall be in addition to the assumption of the Assumed Liabilities.

         1.7 ALLOCATION OF CONSIDERATION. The Purchase Price shall be allocated among the Purchased Assets in accordance with SCHEDULE 1.7 hereto.

         1.8 APPLICATION OF CERTAIN PROCEEDS. To the extent required in order to permit the transfer and delivery of the Purchased Assets free and clear of all liens, pledges, claims, security interests and encumbrances, the Sellers shall utilize all or a portion of the Purchase Price to repay any obligations for which any of the Purchased Assets constitute collateral (including, without limitation, any line of credit or other arrangement under which the Sellers are or may be a borrower).

         1.9 TIME AND PLACE OF THE CLOSING. The Closing of the sale of the Purchased Assets shall take place at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, on Thursday, June 27, 1997, following the fulfillment or waiver of such conditions, or such other date, time and place as the parties may mutually agree. Throughout this Agreement such event is referred to as the "CLOSING" and such date and time are referred to as the "CLOSING DATE."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                       OF THE SELLERS AND THE SHAREHOLDERS

         In connection with the sale of the Purchased Assets to the Buyer, the Sellers and the Shareholders hereby jointly and severally make all of the representations and warranties to the Buyer as shown in EXHIBIT A hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                  OF THE BUYER

                  In connection with the Buyer's purchase of the Purchased Assets from the Sellers, the Buyer hereby makes all of the representations and warranties to the Sellers and the Shareholders as shown in EXHIBIT B hereto.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 BILLS OF SALE; ASSUMPTION AGREEMENTS. The parties hereby confirm that this Agreement shall be sufficient as a bill of sale in respect of the Purchased Assets and as an assumption agreement in respect of the Assumed Liabilities; PROVIDED, HOWEVER, that if, as and when required, or reasonably requested by any party, the parties shall execute and deliver such


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assignment of contracts, supplemental agreements, instruments, certificates of title and other documents as may be necessary or appropriate in order to give effect to the transfer of the Purchased Assets to the Buyer and the assignment to and assumption by the Buyer of the Assumed Liabilities.

         4.2 CERTIFICATES OF TITLE. Concurrently with the execution and delivery of this Agreement, the Buyers are preparing a closing checklist of items needed to be executed and delivered at closing, the Sellers are delivering to the Buyer the properly endorsed certificates of title and/or other evidences of ownership of all vehicles in the Inventory, and any and all vehicles constituting part of the Fixed Assets, all of which title documents shall contain all necessary endorsements to effect the removal of any liens or encumbrances on any such vehicles. The Buyer shall be responsible for effecting the recordation of such certificates and the reissuance (as required) of new certificates of title for such vehicles in the name of the Buyer and the Seller shall be responsible for the payment of any applicable transfer taxes in connection therewith.

         4.3 AUDIT OF FINANCIAL STATEMENTS. The Sellers shall, from time to time as and when requested by the Buyer from and after the date hereof, (a) permit the Buyer and its accountants to have access to all books and records of the Sellers for the purpose of performing an audit of the Sellers and/or the Financial Statements sufficient to enable such accountants to render their unqualified opinion on the financial statements of the Business for all periods from and after January 1, 1994 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and (b) permit the Buyer and their accountants to obtain copies of all work papers utilized or prepared by the Sellers' accountants in connection with their review of the Financial Statements, and consult with the Sellers' accountants as and to the extent necessary or appropriate in connection with the preparation of the audited financial statements contemplated by this SECTION 4.3.

         4.4 OTHER ACTIONS. Each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to contracts with the Sellers as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use their best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         4.5 RESTRICTIVE COVENANTS. In order to assure that Buyer will realize the benefits of the transactions contemplated hereby, the Sellers and the Shareholders hereby jointly and severally agree with the Buyer that they will not:

             (a) during the Restricted Period, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to any used car business, engage in selling, leasing, or servicing used


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vehicles (unless ancillary to new car sales) or in the wholesale or retail supply of parts with respect thereto (unless ancillary to new car sales) anywhere in the Restricted Territory;

             (b) during the Restricted Period, directly or indirectly employ, or permit any business directly or indirectly controlled by it, to knowingly employ, any person who was employed by the Sellers, Buyer or any Affiliate of the Sellers or Buyer at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

             (c) during the Restricted Period, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in their possession the Sellers' proprietary rights or records, including, but not limited to any customer lists; provided, however, that the Shareholders shall be allowed reasonable access to review and copy such records for purposes of litigation and tax audits, but with respect to any litigation against or adverse to Buyer or any of its Affiliates such access shall be only to the extent required under laws and rules of procedure and discovery applicable to such proceeding.

For purposes of this SECTION 4.5, (a) the "RESTRICTED PERIOD" shall mean for the Shareholders, the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, and (b) the "RESTRICTED TERRITORY" shall mean within fifty (50) miles of any used car sales or finance location of the Buyer in the State of Florida. The Shareholders agree and acknowledge that the restrictions contained in this SECTION 4.5 are reasonable in scope and duration and are necessary to protect the Buyer and after the Closing Date. If any provision of this SECTION 4.5, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this SECTION 4.5 will cause irreparable damage to Buyer and upon breach of any provision of this SECTION 4.5, Buyer shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that the foregoing remedies shall in no way limit any other remedies which Buyer may have (including, without limitation, the right to seek monetary damages).

         4.6 SHAREHOLDERS' AND DIRECTORS' VOTE. The Shareholders, in executing this Agreement, consent as directors and/or shareholders of the Sellers to the Sellers' sale of the assets, other transactions contemplated hereby, and waive notice of any meeting in connection therewith.

         4.7 ENVIRONMENTAL ASSESSMENT. Buyer shall be entitled to conduct for a period of thirty (30) days subsequent to the Closing Date, an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "ENVIRONMENTAL ASSESSMENT") that shall be in form and substance satisfactory to the Buyer. The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Properties and Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents, and Licenses of the Sellers. If the Environmental Assessment identifies Recognized Environmental Conditions (as defined by ASTM Standard Practice E-1527) which require remediation or further evaluation under the Environmental Laws,


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then Buyer shall notify the Sellers and the Shareholders in writing and the
Sellers and the Shareholders shall fully indemnify and hold harmless the Buyer for identified Recognized Environmental Conditions and shall be financially responsible for the remediation of all Recognized Environmental Conditions which remediation is, may or would be required by any appropriate governmental agency. Buyer's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Sellers or the Shareholders under this Agreement.

         4.8 LANDLORD'S CONSENT. The Sellers and the Shareholders shall, within 30 days after the Closing Date, obtain the consent of all of the landlords of the Leased Premises to the transactions contemplated hereby, which consent shall be substantially in the form provided by the Buyer.

         4.9 CONSULTING AGREEMENT. Donald Cook and the Buyer shall have executed the Consulting Agreement in the form of EXHIBIT 4.9 hereto.

         4.10 NON-COMPETITION AGREEMENT. Donald Cook and the Buyer shall have executed the Non-Competition Agreement in the form of EXHIBIT 4.10 hereto.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 GENERAL.

             (a) Without prejudice to any rights of contribution as among the Sellers and the Shareholders, the Sellers and the Shareholders shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer (collectively, "LOSSES") as a result of (i) any breach of any of the representations and warranties herein or in any schedule(s) furnished by or on behalf of the Sellers or the Shareholders under this Agreement, or the failure by the Sellers or the Shareholders to perform, any of the covenants or agreements of the Sellers or the Shareholders contained in this Agreement and other agreements delivered at closing, or (ii) any failure by the Sellers to pay or perform when due any of its retained liabilities.

             (b) The Buyer shall defend, indemnify and hold harmless the Sellers and the Shareholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Sellers or the Shareholders may incur, sustain or suffer as a result of (i) any breach of any of the representations and warranties herein, or the failure by the Buyer to perform, any of the covenants or agreements of the Buyer contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

         5.2 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing promptly of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such


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indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

         5.3 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith. The Buyer shall be entitled to set-off against the Notes, the Consulting Agreement and/or the Real Estate Leases for all claims, losses, expenses and costs of indemnification or for breach of any of the Sellers' and Shareholders' covenants contained herein. The Sellers' and the Shareholders' representations and warranties in SECTION 2.20 in EXHIBIT A hereto shall expire on the fifth anniversary of the Closing Date. All of the other Sellers' and Shareholders' representations and warranties shall survive the Closing.

                                   ARTICLE VI

                               POST-CLOSING EVENTS

         6.1 ANNOUNCEMENTS. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the other party, and such approval shall not be unreasonably withheld or delayed.

         6.2 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business to the Buyer hereunder. Without limitation of the foregoing, the Sellers shall cooperate with the Buyer in order to cause the local telephone company to transfer to the Buyer's name and account all telephone numbers and fax numbers currently held by the Sellers (provided that the Buyer acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies).

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                                   ARTICLE VII

                                      COSTS

         7.1 FINDER'S OR BROKER'S FEES. Each of the Buyer, the Sellers and the Shareholders represent and warrant that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         7.2 EXPENSES. The Buyer, the Sellers and the Shareholders shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                FORM OF AGREEMENT

         8.1 EFFECT OF HEADINGS. The section headings used in this Agreement and the titles of the schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

         8.2 ENTIRE AGREEMENT; WAIVERS. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE IX

                                   DEFINITIONS

         9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

             "Above Ground Storage Tank" shall have the meaning set forth in
SECTION 2.20(F) of EXHIBIT A hereto.

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Assumed Liabilities" shall have the meaning set forth in SECTION 1.3.

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

             "Closing Date" shall have the meaning set forth in SECTION 1.9.

             "Closing" shall have the meaning set forth in SECTION 1.9.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Current Balance Sheet" shall have the meaning set forth in SECTION
2.5 of EXHIBIT A hereto.

             "Discharge" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A hereto.

             "Environmental Assessment" shall have the meaning set forth in
SECTION 4.7.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Excluded Assets" shall have the meaning set forth in SECTION 1.2.

             "Finance Contracts" mean the installment sales contracts held by the Sellers as of the Closing Date and listed on SCHEDULE 1.1(A) hereto which are secured by vehicles sold by the Sellers. The term "contracts" shall be deemed to include and the Sellers shall convey to the Buyer in the purchase and sale of the Purchased Assets hereunder:

                (a) any and all monies and payments (including in kind collections) received or due or to become due with respect to the contracts and all other rights and benefits thereunder due as of the Closing Date;

                (b) the security interests in the vehicles granted by the retail consumers ("customers") purchasing vehicles pursuant to the contracts and any other interest of the Sellers in the vehicles, including, without limitation, the certificates of title with respect to vehicles, and in and to all other security, warranties, guaranties and credit support with respect to the contracts;

                (c) any proceeds from claims on and any rights under any physical damage, credit life and credit accident and health insurance policies or other insurance (including vendor's single interest insurance) or certificates relating to the contracts, the vehicles or the customers;

                (d) refunds for the costs of extended service contracts with respect to vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or other insurance certificates covering any customer or vehicle or the customer's obligations with respect to a vehicle and any recourse to dealers for any of the foregoing;

                (e) all documents, records, instruments and files related to each contract; and

                (f) the proceeds of any and all of the foregoing.

             "Fixed Assets" shall have the meaning set forth in SECTION 1.1(D).

             "Hazardous Substances" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A hereto.

             "Inventory" shall have the meaning set forth in SECTION 1.1(C).

             "Licenses" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A hereto.

             "Losses" shall have the meaning set forth in SECTION 5.1.

             "Net Price" shall have the meaning set forth in SECTION 1.6.

             "Notes" shall have the meaning set forth in SECTION 1.5(B).

             "Notices" shall have the meaning set forth in SECTION 2.20(B) of EXHIBIT A hereto.

             "Proceedings" shall have the meaning set forth in SECTION 2.20(B) of EXHIBIT A hereto.

             "Purchase Price" shall have the meaning set forth in SECTION 1.5.

             "Purchased Assets" shall have the meaning set forth in SECTION 1.1.

             "Receivables" shall have the meaning set forth in SECTION 1.1(B).

             "Restricted Period" shall have the meaning set forth in SECTION
4.5.

             "Restricted Territory" shall have the meaning set forth in SECTION 4.5.

             "Underground Storage Tank" shall have the meaning set forth in
SECTION 2.20(F) of EXHIBIT A hereto.

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the uniform commercial code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

             "Person" means an individual, partnership, corporation, limited liability company, business trust, joint share company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

             "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE X

                                     PARTIES

         10.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         10.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a a) on the date of service if served personally on the party to whom notice is to be given, (b b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                           (i)    If to the Sellers and/or the Shareholders:
                                  Don Cook
                                  910 Patrick Circle South
                                  West Palm Beach, Florida  33406

                           (ii)   If to the Buyer:
                                  Smart Choice Automotive Group, Inc.
                                  5200 South Washington Avenue
                                  Titusville, Florida 32780
                                  Attn: Neal Hutchinson

or to such other address as any party shall have specified by notice in writing given to the other party.


                                   ARTICLE XI

                                 MISCELLANEOUS.

         11.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

         11.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         11.3 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the internal laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on and as of the date first set forth above.

                                     SMART CHOICE AUTOMOTIVE GROUP, INC.


                                      /S/ J. NEAL HUTCHINSON, JR.
                                     By: J. NEAL HUTCHINSON, JR.
                                     Title:  ASSISTANT VICE PRESIDENT


                                     READY FINANCE, INC.


                                      /S/ DON COOK
                                     By: DON COOK
                                     Title: PRESIDENT


                                     STRATA HOLDING, INC. D/B/A DON COOK MOTORS


                                      /S/ DON COOK
                                     By: DON COOK
                                     Title: PRESIDENT



                                     /S/ DON COOK
                                     By:  Don Cook, Shareholder


                                     /S/ MARILYN COOK
                                     By:  Marilyn Cook, Shareholder


                                     /S/ MADIE A. STATEMEYER
                                     By:  Madie A. Stratemeyer, Shareholder

                                    EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS AND THE SHAREHOLDERS


         2.1 CORPORATE STATUS. The Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its Business as owned and conducted on the date hereof. The Sellers are not required to be qualified as a foreign corporation under the laws of any jurisdiction.

         2.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Sellers have been duly and validly authorized by the Boards of Directors of the Sellers and by the Shareholders (as shareholders of the Sellers). No further corporate authorization is required on the part of the Sellers to consummate the transactions contemplated hereby.

         2.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Sellers and the Shareholders, enforceable against the Sellers and the Shareholders in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         2.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Sellers and the Shareholders, nor compliance with the terms and provisions of this Agreement on the part of the Sellers and the Shareholders, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Sellers; (b) require the issuance to the Sellers of any authorization, license, consent or approval of any federal or state governmental agency or any other person; (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Sellers' certificates of incorporation or by-laws or any judgment, order, injunction, decree, agreement or instrument to which the Sellers or either of the Shareholders are parties, or by which the Sellers or the Shareholders are bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Sellers or the Shareholders are parties or by which the Sellers or the Shareholders are bound.

         2.5 FINANCIAL INFORMATION.

             (a) Annexed hereto as SCHEDULE 2.5 are the unaudited combined financial statements (including balance sheet, income statement and statement of cash flows) for the Sellers as of December 31, 1994, December 31, 1995 and December 31, 1996 and for each of the years then ended, and as of May 31, 1997 and for the five (5) months then ended (collectively, the "FINANCIAL STATEMENTS"), the balance sheets of the Sellers dated as of May 31, 1997, included in the Financial Statements are referred to herein as the "Current Balance Sheets," all of which fairly reflect, in all material respects, the combined financial condition and results of operations of the

Sellers as of the dates thereof and for the periods then ended, in accordance with generally accepted accounting principles consistently applied; and, without limitation of the foregoing, the Sellers do not have any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of the Sellers' businesses.

         2.6 NO MATERIAL CHANGES. Since the date of the Current Balance Sheets,
(a) the Sellers have been operated solely in the normal course, (b) there has been no material adverse change in the financial condition or operations of the Sellers from that reflected in such Financial Statements, (c) the Sellers have not incurred any material obligation or liability except in the normal course of business, (d) the Sellers have not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and (e) there has not been any sale, assignment or transfer by the Sellers of any assets or other part of its business, excluding the sale or disposition of inventory in the ordinary course of business

         2.7 TAX MATTERS. The Sellers have, to the date hereof, timely filed all tax reports and tax returns required to be filed by the Sellers, and the Sellers have paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Sellers as of the date hereof have been fully paid, and all taxes and other assessments and levies which the Sellers are required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Sellers and there are no Liens for taxes on any of the Purchased Assets.

         2.8 TITLE AND CONDITION OF THE ASSETS. Except as set forth in SCHEDULE
2.8 hereto, the Sellers have and own good and marketable title to all of the Purchased Assets, free and clear of all Liens, pledges, claims, security interests and encumbrances of every kind and nature (except for any such Liens, security interests or encumbrances which are being discharged pursuant to
SECTION 1.8 and are shown on SCHEDULE 2.8 hereto). All of the Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted and are sufficient for the continued conduct of such Business.

         2.9 RECEIVABLES. All of the Receivables (other than the Finance Contracts) (whether reflected in the Financial Statements or thereafter created or acquired by the Sellers prior to the date hereof), (a) have arisen in the normal course of the Sellers' Business; (b) are not subject to any counterclaims, set-offs, allowances or discounts of any kind; and (c) have been, are and will be valid and collectible in the ordinary course of the business; and (d) neither the Shareholders nor the Sellers have knowledge of any material or unusual risk of non-payment of any of the Receivables.

         2.10 INVENTORY. All of the Inventory (whether reflected in the Financial Statements or thereafter acquired by the Sellers prior to the date hereof) is of a quality, age and quantity consistent with the historical practices of the Sellers since January 1, 1994, and is valued on the Sellers' books at the lower of cost or market (on a first in-first out basis).

         2.11 LEGAL COMPLIANCE. The Sellers are, and for the past three (3) years have been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable consumer finance and/or lending and leasing laws, and all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted. The Sellers are not in default or violation in respect of or under any of the foregoing, and neither the Shareholders nor the Sellers are aware of any past or present condition or circumstance in the Sellers' business (including, without limitation, with respect to any real property now or previously occupied by the Sellers) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

         2.12 REAL PROPERTY. The Sellers own a leasehold as lessee under the Lease (a true and complete copy of which is annexed hereto as SCHEDULE 2.12). The Sellers (and, to the best of the Sellers' and the Shareholders' knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Lease, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. No consent of the landlord under the Lease which has not previously been obtained is required in order to effect the assignment of the Lease to the Buyer pursuant to this Agreement.

         2.13 EMPLOYEES. The Sellers are not parties to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of the Sellers. Neither the Shareholders nor the Sellers have had any material labor difficulty in the past two (2) years, and the Sellers have not received notice of any unfair labor practice charges against the Sellers or any actual or alleged violation by the Sellers of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

         2.14 EMPLOYEE BENEFITS. The Sellers do not maintain and are not required to make any contributions, and have no outstanding obligation to make any contribution, to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and the Sellers do not have any obligations with respect to deferred compensation or future benefits to any past or present employee. SCHEDULE 2.14 hereto fairly summarizes the employee benefits currently granted by the Sellers to its employees, provided that nothing herein contained shall be deemed to obligate the Buyer to assume or continue any such employee benefit or provide any comparable benefit.

         2.15 CONTRACTS AND COMMITMENTS. The Sellers have previously provided to the Buyer true and complete copies of all of the credit agreements, finance leases and other agreements underlying the Receivables. Other than (a) such credit agreements, finance leases and other agreements underlying the Receivables, (b) the Lease, and (c) those contracts and commitments described in SCHEDULE 2.15 hereto, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business.

         2.16 LITIGATION. There is no pending or, to the best knowledge of the Sellers and the Shareholders, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Sellers or relating to its business.

         2.17 INTELLECTUAL PROPERTY. The Sellers have the valid right to utilize all trade names and other intellectual property utilized in its Business, and have not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

         2.18 GOING CONCERN. Neither the Sellers nor the Shareholders have any knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Buyer to continue the Business heretofore conducted by the Sellers in substantially the manner heretofore conducted by the Sellers (other than general, industry-wide conditions).

         2.19 TITLE AND CONDITION OF FINANCE CONTRACTS. Except as set forth on
SCHEDULE 2.19 hereto:

             (a) the Sellers have fully complied with all laws, rules and regulations of any Governmental Authority applicable to the transaction creating each Finance Contract, including the Federal Truth in Lending Act, the Federal Equal Credit Opportunity Act, the Federal Consumer Credit Protection Act, and comparable laws of the State of Florida;

             (b) the Sellers have all required licenses, permits and authority to sell used vehicles, finance the sale of used vehicles and execute and perform the Finance Contracts, and the Sellers have all required licenses, permits and authority to acquire, hold, and collect and assign the Finance Contracts to the Buyer;

             (c) the Sellers have received the down payment amount stated in each Finance Contract in cash or its equivalent and no part of the down payment on any Finance Contract has been loaned directly or indirectly to the customer by any Seller, or any affiliate of any Seller, other than "pick-up" payments disclosed in the Finance Contracts;

             (d) all vehicles and any other goods and services sold by the Sellers pursuant to each Finance Contract are free of all Liens and claims of any kind other than those in favor of Sellers, and the description of the vehicle in each Finance Contract is true, complete and accurate.

             (e) the vehicle sold to the customer named in each Finance Contract has been delivered to the customer named in the Finance Contract and application to the appropriate agency of the State of Florida has been filed in accordance with applicable law for registration of the vehicle showing the customer as the owner and one of the Sellers as the only lien holder;

             (f) the customer named in each Finance Contract has full legal capacity to make the Finance Contract, and the name of the customer stated in the Finance Contract is the true and actual name of the customer and such customer named in the Finance Contracts has executed the Finance Contract;

             (g) no customer on any Finance Contract being sold to the Buyer has put the Sellers or any Affiliate of Sellers on notice of or asserted any claim, offset, defense, claim or defense relating to the vehicle sold by the Sellers or the Finance Contract, the performance or non-performance by Sellers or any Affiliate of Sellers' obligations under any Finance Contract, warranty or guarantee, or arising from any act, error, omission, representation or warranty of the Sellers or any of their officers, agents or employees. The Sellers have fully and in good faith performed and discharged all of their obligations to the customer arising under each Finance Contract or relating to the Finance Contract accrued as of the date of the assignment of the Finance Contract to the Buyer;

             (h) if required by applicable law at the time of the origination of each Finance Contract, the vehicle securing the Finance Contract was insured for liability of the customer in accordance with applicable law at the time of the origination of the Finance Contract;

             (i) all sales taxes assessed in connection with the sale of the vehicle to the customer have been paid in full, or if not paid in full, will be paid in full when due by Sellers;

             (j) each Finance Contract has created a valid and enforceable first priority perfected security interest in favor of Sellers in the vehicle, which security interest is accurately reflected on the vehicle's certificate of title and will be or has been validly assigned and transferred by Sellers to Buyer on the Closing Date;

             (k) each Finance Contract is in the form attached hereto as part of
SCHEDULE 2.19 and does not include any amendments, modifications or supplements other than in the form attached hereto except as modified by subsequent repairs;

             (l) each Finance Contract provides for level payments not less frequently than monthly, in amounts that fully amortize the amount financed stated therein over the original term (except for the last payment, which may be less than the level payment) and yield interest at the annual percentage rate stated in the Finance Contract;

             (m) each Finance Contract accurately reflects the actual terms and conditions of the customer's purchase of the vehicle and the financing thereof and there are no terms or conditions not expressly stated in the Finance Contract;

             (n) no vehicle shall have been repossessed or designated for repossession and no investigation has been initiated by Sellers to determine the whereabouts of a vehicle or customer for the purposes of the repossession of the vehicle;

             (o) within the most recent ninety days, a payment in an amount not less than the regularly-scheduled installment has been received and applied to each such Finance Contract;

             (p) The Sellers are the sole owners of each Finance Contract, and each Finance Contract is free of all Liens;

             (q) except for the conveyances hereunder, the Sellers have not sold, pledged, assigned or transferred to any other person, or grant, create, incur, assume or suffer to exist any Lien on any Finance Contract, or vehicle securing the Finance Contract, whether now existing or hereafter created, or any interest therein. No customer on a Finance Contract has any defense, set off, or counterclaim to the payment of the amount of the obligation thereon;

             (r) the prepared and applicable ledger cards and/or computer records applicable to each Finance Contract delivered to the Buyer by the Sellers fully and accurately reflects the true outstanding unpaid balance of such Finance Contract and the Finance Contract's records accurately reflect all receipts on such Finance Contract from the obligors thereof and all credits to which such obligors are entitled;

             (s) all the Finance Contracts were originated in the State of Florida and the Sellers have paid or caused to be paid any and all license, franchise, intangible, stamp or other taxes or fees due and owing to the State of Florida, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of such Finance Contract; and

             (t) The Sellers will pay over to the Buyer in-kind any payments received on each Finance Contract from and after the Closing Date.

         2.20 ENVIRONMENTAL MATTERS.

             (a) The Sellers are and have at all times been in material compliance with all Environmental Laws governing its business, operations, properties and assets, including, without limitation: (i) all material requirements relating to the Discharge and Handling of Hazardous Substances;
(ii) all material requirements relating to notice, record keeping and reporting;
(iii) all material requirements relating to obtaining and maintaining Licenses for the ownership by the Sellers of its properties and assets and the operation of its business as presently conducted; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

             (b) There are no (and to the knowledge of the Shareholders there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "NOTICES"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively, "PROCEEDINGS") pending or to the knowledge of the Shareholders threatened against or involving the Sellers, its businesses, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Sellers thereunder in connection with, related to or arising out of the ownership by the Sellers of its properties or assets or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing liability on the Buyer or the Sellers in the event that the transactions contemplated by this Agreement are consummated.

             (c) The Sellers have not at any time Handled or Discharged, nor has it at any time allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by the Sellers, except in material compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or any relevant state agency has notified the Sellers that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened

Discharge of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased at any time by the Sellers.

             (d) Except as set forth on SCHEDULE 2.20(d) hereto, the Sellers do not use, nor have they used, any Aboveground Storage Tanks or Underground Storage Tanks; there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased at any time by the Sellers; and there has been no Discharge from or rupture of any Aboveground Storage Tanks or Underground Storage Tanks.

             (e) Except as set forth on SCHEDULE 2.20(e) hereto, there have been no (i) environmental audits, assessments or occupational health studies undertaken by the Sellers or its agents or representatives thereof or, to the knowledge of the Sellers, undertaken by any Governmental Authority, or any third party, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers; (ii) ground, water, soil, air or asbestos monitoring undertaken by the Sellers or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers; (iii) material written communications between the Sellers and any Governmental Authority arising under or related to Environmental Laws including but not limited to, any notices of violation and notices of non-compliance; and (iv) outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers.

             (f) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

             "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

             "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

             "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

             "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any

         Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

             "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

         "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.

                                    EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER


         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

         3.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         3.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

         3.5 ACCESS TO BOOKS AND RECORDS. The Buyer has permitted the Sellers to have access to such of the books and records of the Buyer as the Sellers have requested in connection with the transactions contemplated by this Agreement.

                                                                 EXHIBIT 1.5(A)


                                      NOTE



$1,200,000                                                        June 27, 1997



         SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation (the "Company"), for value received, promises to pay to READY FINANCE, INC., a Florida corporation (the "Seller"), the principal amount of ONE MILLION TWO HUNDRED THOUSAND Dollars ($1,200,000) in equal installments of $6,666.67 per month and the balance due on the second anniversary of the date hereof (or, if such day is not a business day, on the next succeeding business day), together with accrued and unpaid interest on the principal amount thereof to and including the date of payment. This Note shall accrue interest at a rate per annum (consisting of a 365 day year) equal to 9% on the outstanding principal amount and payable monthly.

         Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

         In the event that the Company fails to make a timely payment to the Seller under this Agreement, the Company shall have 180 days to cure such default. If such default continues for longer than 180 days, the Seller shall be entitled to accelerate payment in full of the principal amount hereof and all accrued interest.

         This Note is secured by collateral as set forth in the Loan and Security Agreement of even date herewith. This Note shall not be transferable by the payees. This Note is subject to set-off by the Company for indemnification and other claims arising under that certain Asset Purchase Agreement between the Company, Strata Holdings, Inc., Ready Finance, Inc., Donald Cook, Marilyn Cook and Madie A. Statemeyer of even date herewith (the "Asset Purchase Agreement").

         In the event that the Company completes a secondary offering of its equity securities and raises at least $20 million in gross proceeds, then the note will be paid in full at the election of Mr. Cook within 30 days of such offering or notice thereof by the Company.

         In the event the holder of this Note is required to retain an attorney to collect this Note, the maker shall pay the reasonable attorney's fees of the holder hereof.

         THIS NOTE AND ALL THE TERMS HEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written.



                                   SMART CHOICE AUTOMOTIVE GROUP, INC.



                                   By: /S/ J. NEAL HUTCHINSON, JR.
                                   Title:   Assistant Vice President

                                                                 EXHIBIT 1.5(B)
                                SUBORDINATED NOTE



$3,680,089                                                        June 27, 1997



         SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation (the "Company"), for value received, promises to pay, subject to the subordination provisions contained herein, to READY FINANCE, INC., a Florida corporation (the "Seller"), the principal amount of THREE MILLION SIX HUNDRED AND EIGHTY THOUSAND AND EIGHTY-NINE DOLLARS ($3,680,089) in equal installments of $20,444.94 per month and the balance due on the second anniversary of the date hereof (or, if such day is not a business day, on the next succeeding business day), together with accrued and unpaid interest on the principal amount thereof to and including the date of payment. This Subordinated Note shall accrue interest at a rate per annum (consisting of a 365 day year) equal to 9% on the outstanding principal amount and payable monthly, subject to the subordination provisions contained herein.

         Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

         The Company and the Seller agree for the benefit of the Senior Debt (as defined below) that all indebtedness evidenced by this Subordinated Note, including principal, premium, if any, and interest, and all other amounts payable to the Seller hereunder (including, for all purposes of this Subordinated Note, any payment in respect of redemption or purchase or other acquisition hereof) (collectively, the "Subordinated Debt") shall, to the extent hereinafter set forth, be subordinate and junior to all Senior Debt.

         Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Company under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, at any time after there is a default or event of default under the Credit Agreement (as defined below) neither the Company nor any of its Subsidiaries or Affiliates shall make, and the Seller shall not demand, accept or receive, attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Subordinated Note (including any payment in respect of redemption or purchase or other acquisition) or any interest herein or assert rights against collateral the Seller may have as security for this Subordinated Note. Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Company under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, the Seller will not commence or maintain any action, suit or any other legal or equitable proceeding against the Company, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Senior Debt shall also join in bringing such proceeding; provided that the foregoing shall not prohibit the Seller from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

         In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as creditors of the Company, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then:

         (a) the holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the Seller is entitled to receive any payment on account or in respect of Subordinated Debt; and

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Seller would be entitled, but for the provisions of this Subordinated Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Agent (as defined below) and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

         Should any payment or distribution or security or the proceeds of any thereof be collected or received by the Seller in respect of the Subordinated Debt, at a time when the payment thereof by the Company is prohibited by the terms of this Subordinated Note, the Seller will forthwith deliver the same to the Agent and any other representative on behalf of the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Seller where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by the Seller as the property of the holders of the Senior Debt.

         The Seller hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Subordinated Debt:

                  (i) the obligation and liabilities of the Company or any other party or parties for or upon the Senior Debt (or any promissory Subordinated Note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, increased, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                  (ii) the Agent and the holders of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                  (iii) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the Agent or the holders of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein.

         Nothing contained in the subordination provisions of this Subordinated
Note is intended to or shall impair, as between the Company, its creditors other than the holders of the Senior Debt, and the Seller, the obligation of the Company, which is absolute and unconditional, to pay to the Seller the principal of, premium, if any, and interest on this Subordinated Note, as and when the same shall become due and payable (except as otherwise provided in this Subordinated Note) in accordance with its terms, or is intended to or shall affect the relative rights of the Seller and other creditors of the Company other than the holders of the Senior Debt.

         The Seller acknowledges and agrees that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to the Company pursuant thereto.

         No present or future holder of Senior Debt shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or the Seller. The subordination provisions contained herein are for the benefit of the holders of the Senior Debt form time to time and, so long as any Senior Debt is outstanding under any agreement, may not be rescinded, canceled or modified in any way without the prior written consent thereto of all holders of Senior Debt.

         Notwithstanding anything to the contrary in this Subordinated Note, upon any payment or distribution of assets of the Company in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, the Seller shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

         The subordination provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of the Seller; and all references herein to the Seller shall be deemed to include any successor or successors, whether immediate or remote, to the Seller.

         The following terms, as used herein, have the following respective meanings:

         "AGENT" means (i) so long as the Credit Agreement is in effect, Finova Capital Corporation, in its capacity as agent for the Lenders party to the Credit Agreement or any successor or other Agent appointed pursuant to the Credit Agreement and (ii) it there is no Credit Agreement in effect, thereafter any agent designated as representative of holders of all other Senior Debt.

         "CREDIT AGREEMENT" means collectively, (i) the Amended and Restated Loan and Security Agreement dated as of February 4, 1997 between Finova Capital Corporation as Lender and Florida Finance Group, Inc. and Liberty Finance Company, (ii) the Loan Agreement dated as of March 13, 1997 between the Company and Sirrom Capital Corporation ("Sirrom") (the "March Loan Agreements"); and
(iii) the Loan Agreement dated May 13, 1997 between the Company and Sirrom (the "May Loan Agreements"), in the case of (i), (ii) and (iii) as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms and any successor financial institution credit agreement refinancing all or a portion of the Credit Agreement and designated by the Company as the "Credit Agreement" for purposes hereof.

         "SENIOR DEBT" means (a) all principal of, premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceedings or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any loan under, and all Subordinated Notes issued pursuant to, the Credit Agreement, (b) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Company thereunder or with respect thereto, including under any other Financing Document (as defined in the Credit Agreement).

         This Subordinated Note is not secured by any collateral and shall not be transferable by the payees. This Subordinated Note is subject to set-off by the Company for indemnification and other claims arising under that certain Asset Purchase Agreement between the Company, Strata Holding, Inc., Ready Finance, Inc., Donald Cook, Marilyn Cook and Madie A. Statemeyer of even date herewith (the "Asset Purchase Agreement").

         In the event that the Company fails to make a timely payment to the Seller under this Agreement, the Company shall have 180 days to cure such default. If such default continues for longer than 180 days, the Seller shall be entitled to accelerate payment in full of the principal amount hereof and all accrued interest.

         In the event that the Company completes a secondary offering of its equity securities and raises at least $20 million in gross proceeds, then the note will be paid in full at the election of Mr. Cook within 30 days of such offering or notice thereof by the Company.

         In the event the holder of this Subordinated Note is required to retain an attorney to collect this Subordinated Note, the maker shall pay the reasonable attorney's fees of the holder hereof.

         THIS SUBORDINATED NOTE AND ALL THE TERMS HEREIN, INCLUDING THE TERMS REGARDING SUBORDINATION, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.



                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be duly executed as of the day and year first above written.




                                  SMART CHOICE AUTOMOTIVE GROUP, INC.



                                  By: /S/ J. NEAL HUTCHINSON, JR.
                                  Title:   Assistant Vice President

                                                                 EXHIBIT 1.5(C)

                           LOAN AND SECURITY AGREEMENT


                THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 27th day of June, 1997, by and between STRATA HOLDING, INC. (D/B/A DON COOK MOTORS) AND READY FINANCE, INC., each a Florida corporation (collectively, the "Lender"), and SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation (the "Borrower"), a Florida corporation, with its principal office and place of business located at 5200 South Washington Avenue, Titusville, Florida 32780.

                In consideration of the mutual promises contained herein and to induce Lender to make loans or grant other financial accommodation to Borrower, the parties agree as follows:

         1. Definitions.  As used herein:

                  a. The definitions of terms set forth in the Florida Uniform Commercial Code, Chapters 671 - 680, Florida Statutes, shall be controlling in this Agreement unless the context clearly requires otherwise.

                  b. "COLLATERAL" shall mean with regard to the loan described in paragraph 2 hereof- (a) the fixed assets listed on SCHEDULE 1.1(d) hereto together with any and all fixed assets maintained on the same premises and all products and proceeds of all of the foregoing; and (b) the used car inventory of the Borrower listed on SCHEDULE 1.1(c) hereto and thereafter up to $1.2 million of used car inventory of the Borrower located at the Company's premises located at 1589 S. Military Trail, West Palm Beach, Florida and any proceeds thereof.

                  c. "LIABILITY" or "Liabilities" shall include the Note and all liabilities or obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due pursuant to the Note and this Agreement, including costs, expenses, and attorneys' fees (including attorneys' fees in any Bankruptcy or appellate case or proceeding), whether or not a lawsuit is instituted.

                  d. "NOTE" shall mean the 9% Note in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) payable pursuant to the terms and conditions of the Note, representing the Borrower's indebtedness described in paragraph 2 hereof and otherwise payable pursuant to the provisions of this Agreement. in form and substance satisfactory to the Lender and any and all renewal or modifications thereof and all changes thereto.

         2. LOAN. The Lender is extending credit to the Borrower in the form of purchase money credit in connection with the Borrower's purchase of the assets of the Lender.

         3. INTEREST RATE. The interest rate accruing under the Note shall never exceed the maximum lawful rate, established from time to time, under the laws applicable to loans in Florida.

Any interest due on the loan made hereunder or any other Liability shall be calculated on the basis of a year containing 365 days,

         4. SECURITY INTEREST. As security for the payment of all loans and advances now or in the future made hereunder, including the Note, and for all other Liabilities, including any extensions, renewals or changes in form of any thereof, Borrower hereby assigns to Lender and grants to Lender a security interest in the Collateral.

         5. ADDITIONAL COVENANTS. Borrower shall: (a) immediately notify Lender in writing of any change in the location of the place of business where the Collateral is located; (b) sell the Collateral only in the ordinary course of business; (c) keep accurate and complete records of the Collateral; (d) pay and discharge when due all taxes, levies and other charges on the Collateral; (e) join with Lender in executing one or more financing statements, notices, affidavits, or similar instruments in form satisfactory to Lender, and such other instruments as Lender may from time to time request, and pay the cost of filing the same in any public office deemed advisable by Lender; (f) give Lender immediate written notice of (A) any adverse change in Borrower's financial condition, and (B) all threatened or actual actions, investigations or proceedings affecting Borrower.

         6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that: (a) Borrower is a corporation duly organized and validly existing under the laws of the State of Florida; (b) Borrower has all the power necessary to own assets; (c) the execution of this Agreement and the documents referred to herein have been duly authorized by the requisite corporate action; (d) the person signing for the Borrower has been duly authorized to do so; (e) in connection with Borrower's inventory Borrower is and will be the absolute owner thereof, and (f) Borrower is not a party to any agreement which, by its terms or by operation of law, would conflict with this Agreement.

         7. INSURANCE. Borrower shall, at Borrower's expense, acquire and at all times maintain one or more policies of insurance covering the fixed assets portion of the Collateral in such amounts, covering such risks and with such insurance companies as is standard in the industry. If Borrower fails to obtain and pay for insurance as provided herein, then Lender may pay the premiums or acquire insurance from another source and insure the interests of Lender and Borrower or insure only the interests of Lender, without waiving or affecting any rights under this Agreement. Every payment for insurance made by Lender shall bear interest from the date thereof at the rate provided for in the Note and each such payment and interest thereon shall be secured by this Agreement.

         8. ADJUSTMENTS TO COLLATERAL. Lender shall have the right at any time and from time to time, without notice to: (a) insure Collateral to Lender's satisfaction if Borrower fails to do so and pay for the same, and pay for the account of Borrower, any taxes, levies or other charges affecting Borrower's Collateral or upon or on account of this Agreement or any Liability or any writing evidencing any Liability, which Borrower fails to pay, and any such payment shall constitute a Liability of Borrower; and (b) inspect any of the places of business of Borrower from time to time upon demand.

         9. LOCATION OF COLLATERAL. Borrower agrees not to remove or permit the removal of any Collateral outside the continental United States or Canada or transfer, dispose of or illegally or improperly use said Collateral.

         10. DEFAULT AND REMEDIES. Borrower shall be in default under this Agreement if at any time any warranty, representation, certificate or statement of Borrower is not true, if Borrower should fail to observe or perform any agreement or term set forth in this Agreement or in the Note, AND 30 days have elapsed since the Lender shall have provided Borrower written notice of the default and the Borrower shall not have cured such default within a reasonable time after such notice. If Borrower is in default under this Agreement, then subject to the subordination provisions set forth in the Note: (i) in addition to any other rights and remedies which Lender may have, Lender shall have and may exercise immediately and without demand, any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code; (ii) upon the request or demand of Lender, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender; (iii) Borrower shall immediately execute and deliver to Lender any and all instruments, documents, or any similar items which Lender, in its sole discretion, deems necessary to dispose of said Collateral and Borrower hereby appoints Lender its attorney in fact to execute, sign and seal any and all instruments, documents, or any similar items which the Lender, in its sole discretion, deems necessary to dispose of the Collateral after default; and (iv) Borrower shall pay to Lender on demand any and all costs and expenses, including reasonable attorneys' fees, including costs, and expenses incurred or paid by Lender in protecting and enforcing Liabilities and the right of Lender hereunder, including Lender's right to take possession of the Collateral and to hold, prepare for sale, sell and dispose of the Collateral, whether or not a lawsuit is instituted. Any notice of sale, disposition or other intended action by Lender, sent to Borrower at the address of Borrower as may from time to time be shown on Lender's records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower although a shorter period of notice may also be reasonable. It shall be commercially reasonable for Lender to sell the Collateral on a wholesale basis to a dealer or dealers in new or used property of like kind to the Collateral, or to sell to a purchaser directly or through a dealer in such new or used property; but the enumeration of the foregoing methods of disposition are without limitation on Lender's right to dispose of the Collateral by any other manner or method (whether by sale, lease or otherwise) in a commercially reasonable manner. Lender shall have the right to apply all or any part of any surplus if any, from disposition of the Collateral to (or to hold same as a reserve against) all or any Liabilities of Borrower to Lender, whether or not they, or any of them, be then due, and in such order of application as Lender may from time to time elect.

         11. WAIVER. No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Lender in exercising any right or remedy shall operate as waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude or affect any other or further exercise thereof or the exercise of any other right or remedy.

         12. SUCCESSORS AND ASSIGNS. All rights of Lender hereunder shall inure to the benefit of Lender. All obligations of Borrower shall bind the successors and assigns of Borrower.

         13. TERMINATION. This Agreement may be terminated by Borrower by the payment of all Liabilities, if not earlier terminated as provided herein. Termination of this Agreement shall not in any way affect the rights and liabilities of the parties hereunder relating to Collateral pledged prior to the date specified in such notice.

         14. MISCELLANEOUS, Time is of the essence of this Agreement. The provisions of this Agreement are cumulative and in addition to the provisions of any liability and any note or other writing evidencing any Liability secured by this Agreement, and Lender shall have all the benefits, rights, and remedies of any liability and any note or other writing evidencing any Liability secured hereby. The singular pronoun when used herein, shall include the plural, and the neuter shall include the masculine and FEMININE. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The paragraph headings used herein are for convenience of reference only and shall not be considered to expand, limit or otherwise construe the terms of this Agreement.

         Agreed to as of the date first set forth above.


                                   SMART CHOICE AUTOMOTIVE GROUP, INC.


                                   By:          /S/  J. NEAL HUTCHINSON, JR.
                                   Name:             J.N. HUTCHINSON
                                   Title:            ASSISTANT VICE PRESIDENT


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       STRATA HOLDING, INC.


                                       By:      /S/      DON COOK
                                       Name:             DON COOK
                                       Its:              PRESIDENT


                                       READY FINANCE, INC.


                                       By:      /S/      DON COOK
                                       Name:             DON COOK
                                       Its:              PRESIDENT

                                                                    EXHIBIT 4.9

                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT (this "Agreement"), entered into as of this 27th day of June 1997 by and between SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation having offices at 5200 South Washington Avenue, Titusville, Florida (the "Company"), and DONALD COOK, an individual residing at 910 Patrick Circle South, West Palm Beach, Florida 33406 (the "Consultant");


                              W I T N E S S E T H :

         WHEREAS, the Consultant has extensive experience relating to all aspects of the management and operation of automobile dealerships for used cars, including (without limitation) leasing and other financing activities in connection therewith; and

         WHEREAS, the Consultant has heretofore been one of the principal Consultants and Chief Executive Officer of and employed by Strata Holding, Inc. (d/b/a Don Cook Motors) and Ready Finance, Inc., both of which are being acquired by the Company on or about the date hereof; and

         WHEREAS, to promote the ongoing business of the Company, the Company desires to assure and protect itself and therefore restrict the activities from and after the date hereof, on the terms and conditions of this Agreement; and

         WHEREAS, the Consultant is willing and able to render his services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. NATURE OF CONSULTING SERVICES.

             (a) Subject to the terms and conditions of this Agreement, the Company shall retain the Consultant, and the Consultant shall render consulting services to the Company. In such capacity, the Consultant shall have and exercise responsibility for providing consulting services as to the operation of the business of Don Cook Motors and Ready Finance, Inc. and assist in an orderly transition of ownership, participating in all aspects of the Company's day-to-day automobile sales business, together with such other similar or related duties as may be assigned to the Consultant from time to time by the Company's executive management. The Consultant may also be given additional duties, and responsibilities on behalf of certain of the Company's affiliates, without requirement of additional compensation hereunder.

             (b) Throughout the period of his consulting employment hereunder, the Consultant shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company's executive management, including but not limited to the standard policies and procedures of the Company as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Consultant shall not be assigned to regular duties that would reasonably require him to relocate his permanent residence from that first set forth above.

         2. TERM OF CONSULTING AGREEMENT.

             (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement and the Consultant's employment hereunder shall commence on the date hereof and shall continue through June 27, 2002.

             (b) This Agreement may be terminated:

                (i) upon mutual written agreement of the Company and the Consultant;

                (ii) at the option of the Consultant, upon fourteen (14) days prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Consultant required to be made under the terms of this Agreement within fifteen (15) days after payment is due, or (B) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same (if capable of being cured or remedied) within thirty (30) days after written notice thereof to the Company;

                (iii) at the option of the Company upon written notice to the Consultant "for cause" (as hereinafter defined);

                (iv) at the option of the Company in the event of the "permanent disability" (as hereinafter defined) of the Consultant; or

                (v) upon the death of the Consultant.

             (c) As used herein, the term "for cause" shall mean and be limited to: (i) any material breach of this Agreement by the Consultant which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Consultant; (ii) gross neglect by the Consultant of his duties and responsibilities hereunder which in any case is not fully corrected immediately upon written notice of same from the Company to the Consultant;
(iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Consultant in connection with the performance of his duties and responsibilities hereunder; or (iv) the commission by the Consultant of any crime of moral turpitude, or any other action by the Consultant which may materially impair or damage the reputation of the Company.

             (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Consultant from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of three (3) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by a qualified practicing physician selected and paid for by the Company (and reasonably acceptable to the Consultant) shall be conclusive.

             (e) Upon any termination of this Agreement as hereinabove provided, the Consultant (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all unpaid compensation appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination) and any other amounts then due and payable to the Consultant hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Consultant shall be entitled hereunder upon termination of this Agreement.

         3. CONSULTING FEE AND EXPENSES.

             (a) CONSULTING FEE. As compensation for his services to be rendered hereunder, the Company shall pay to the Consultant a fee of Sixteen Thousand Six Hundred Sixty-Seven Dollars ($16,667) per month through December 1997. Commencing July 1, 2001 the Company shall pay the Consultant Eight Thousand Five Hundred Forty-Two Dollars ($8,542) per month through June 2002. Commencing July 1, 2002 the Company shall pay the Consultant Eight Thousand Seven Hundred Fifty-Five Dollars ($8,755) per month. This Agreement terminates on the fifth anniversary of the Closing Date.

             (b) EXPENSES. Throughout the term of this Agreement, upon prior written approval, the Company shall reimburse the Consultant, upon presentment by the Consultant to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Consultant in connection with the performance of his duties and responsibilities hereunder; PROVIDED, HOWEVER, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved in accordance with the Company's standard policies and procedures in effect from time to time.

         4. NON-ASSIGNABILITY.

             In light of the unique personal services to be performed by the Consultant hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Consultant of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

         5. NOTICES.

             Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; PROVIDED, HOWEVER, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         6. GENERAL.

             (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

             (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

             (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

             (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Florida.

             (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

             (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

             (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

             (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

             (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on and as of the date first set forth above.


                                         SMART CHOICE AUTOMOTIVE GROUP, INC.



                                         By: /S/ J. NEAL HUTCHINSON, JR.
                                                    Assistant Vice President


                                         /S/ DONALD COOK
                                         DONALD COOK

                                                                  EXHIBIT 4.10

                            NON-COMPETITION AGREEMENT


         NON-COMPETITION AGREEMENT (this "Agreement"), entered into as of this 27th day of June 1997 by and between SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation having offices at 5200 South Washington Avenue, Titusville, Florida (the "Company"), and DONALD COOK, an individual residing at 910 Patrick Circle South, West Palm Beach, Florida 33406 (the "Shareholder");


                              W I T N E S S E T H :

         WHEREAS, the Shareholder has extensive experience relating to all aspects of the management and operation of automobile dealerships for used cars, including (without limitation) leasing and other financing activities in connection therewith; and

         WHEREAS, the Shareholder has heretofore been one of the principal Shareholders and Chief Executive Officer of and employed by Strata Holding, Inc. (d/b/a Don Cook Motors) and Ready Finance, Inc., both of which are being acquired by the Company on the date hereof; and

         WHEREAS, to promote the ongoing business of the Company, the Company desires to assure and protect itself and therefore restrict the activities from and after the date hereof, on the terms and conditions of this Agreement; and

         WHEREAS, the Shareholder is willing and able to restrict his activities in the automobile business from and after the date hereof, on the terms and conditions of this Agreement, in order to induce the Company to purchase his automobile dealership;

         NOW, THEREFORE, Shareholder covenants and agrees with the Company as follows:

         1. NATURE OF NON-COMPETE AND RESTRICTED AREA. The Shareholder shall not at any time, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity which competes in any manner in the used car business (unless ancillary to new car sales) with the Company or any of its subsidiaries or affiliates within fifty (50) miles of a used car sales or finance location of the Company in the State of Florida (the "Restricted Territory"), knowingly employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

         2. TERM OF NON-COMPETE. He shall not, and for a period of three years from and after the date hereof, directly or indirectly: (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association, or other entity which competes with the Company in the used car business (unless ancillary to new car sales) or any of its subsidiaries or affiliates in the Restricted Territory, (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which competes with the Company in the used car business (unless ancillary to new car sales) or its subsidiaries or affiliates in the Restricted Territory, or (iii) compete in any manner with the Company in the used car business (unless ancillary to new car sales) or its subsidiaries or affiliates in the Restricted Territory.

         3. CONFIDENTIAL INFORMATION. In the course of the Shareholder's employment by Strata Holding, Inc. and Ready Finance, Inc. (the "Sellers"), the Shareholder has had access to "confidential or proprietary data or information" of the Sellers, its subsidiaries and affiliates and may have access to the Company's confidential or proprietary data or information. The Shareholder shall not at any time divulge or communicate to any person, or use to the detriment of the Company, its subsidiaries or affiliates, or for the benefit of himself or any other person, any such confidential or proprietary data or information. The Term "confidential or proprietary data or information" as used in this Agreement shall mean information which is proprietary to the Sellers or the Company not generally available to the public, including, without limitation, personnel information, financial information, customer lists, supplier lists, ownership information, plans, analyses, trade secrets, management agreements, know-how, marketing plans, leases and computer software and any other processed or collected data. The Shareholder acknowledges and covenants that any confidential or proprietary data or information he has acquired for or with respect to the Sellers, its subsidiaries or affiliates has been received in confidence and as a fiduciary with respect to the Company, its subsidiaries and affiliates.

         4. BREACH OR VIOLATION. It is recognized and acknowledged by each of the Company and the Shareholder that a breach or violation by the Shareholder of any or all of his covenants and agreements contained in this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain. The Shareholder recognizes that the Company may not have an adequate remedy at law in the event that he breaches any of the provisions of this Agreement. Accordingly, in the event of a breach of any of the terms or provisions of this Agreement by the Shareholder, the Company shall have resort to all equitable remedies, including the remedy of specific performance, the remedy of injunction, both permanent and temporary, as well as any other remedies which may be available at law or in equity.

         5. ENFORCEABILITY. It is the desire and intent of the parties that the provisions of sections 1, 2 and 3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular portion of sections 1, 2 or 3 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete from that section the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such section in the particular jurisdiction in which such adjudication is made; provided, however, if any of the restrictions contained in sections 1, 2 or 3 should be deemed to be unenforceable by reason of their extent, duration or geographic scope or otherwise, then the court making such termination shall have the right to reduce such extent, duration, geographic scope or other provisions, and in its reduced form such sections shall then be enforceable in the manner contemplated.

         6. NON-COMPETITION FEE. As compensation for restriction of his activities hereunder, the Company shall pay to the Shareholder a fee of Eight Thousand Three Hundred Thirty-Three and No/100 Dollars ($8,333.00) per month for a period of twenty-four (24) months after the date herein.

         7. DEFAULT AND TERMINATION. In the event that the Company fails to make a timely payment to the Shareholder under this Agreement or pursuant to the Subordinated Notes, delivered by the Company to the Shareholder on the date hereof, the Company shall have 180 days to cure such default. If such default continues for longer than 180 days, the Shareholder shall terminate this Agreement.

         8. NOTICES. Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; PROVIDED, HOWEVER, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         9. GENERAL.

             (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

             (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

             (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

             (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Florida.

             (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

             (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

             (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

             (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

             (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement on and as of the date first set forth above.


                                    SMART CHOICE AUTOMOTIVE GROUP, INC.



                                    By: /S/ J. NEAL HUTCHINSON, JR.
                                              Assistant Vice President


                                     /S/ DONALD COOK
                                    DONALD COOK

                                                                   SCHEDULE 2.12
This instrument was prepared by
and should be returned to:








                          MEMORANDUM OF LEASE AGREEMENT
                            (Ready Finance Property)

         This is a Memorandum of that certain unrecorded Lease Agreement dated June 30, 1997, by and between BOATMART, INC., a Florida corporation (the "Lessor"), whose address is P.O. Box West Palm Beach, Florida 33416, and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Lessee"), whose address 5200 South Washington Avenue, Titusville, FL 32780 (the "Lease"), concerning the Premises (as described below).

         FOR GOOD AND VALUABLE CONSIDERATION, Lessor leases to Lessee the Premises which are described as follows (the "Premises"):

                  (a) Certain real property lying and being in Palm Beach County, Florida, located at 1575 South Military Trail, West Palm Beach, Florida (162' frontage by 450' deep, 72,000 square feet); and

                  (b) All buildings, structures and improvements now or hereafter erected on such land either prior to the commencement of or during the term of the Lease and all fixtures, alarm systems, light fixtures, ceiling fans, air conditioning, heating, plumbing, electrical and other utility systems, equipment and other property located therein both prior to the commencement of and during the term of the Lease for a term of five (5) years commencing on July 1, 1997, and terminating on July 1, 2002 , at 11:59 P.M., pursuant to the terms and under the provisions contained in the Lease, such Lease being incorporated in this Memorandum by this reference as though set forth in full herein. Tenant has the right to extend the Lease for three (3) consecutive terms of five (5) years each.

         Pursuant to the terms of the Lease, Lessor grants to Lessee the right of first refusal to purchase the Premises upon the terms and subject to the conditions set forth in the Lease.

         The Lease contains the following provision: "Pursuant to FLORIDA STATUTES, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Premises."

Accordingly, all contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services, or furnish any materials or otherwise participate in the construction if improvements on the Premises, are hereby given notice that Lessee is not authorized to subject Lessor's interest in the Premises to any claim from mechanic's, construction, laborer's, materialmen's liens, or other liens, and all persons dealing directly or indirectly with Lessee may not look to the interest of Lessor in and to the Premises as security for payment of such labor, services or materials.

         This Memorandum is not a complete summary of the Lease and is made and executed by the parties hereto for the purpose of recording the same in the Public Records of Palm Beach County, Florida. Provisions in this Memorandum shall not be used in interpreting the Lease provisions. In the event of conflict between this Memorandum and the Lease, the Lease shall control.

         IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease on the 30th day of June, 1997.

WITNESSES:                               LESSOR:

/S/ TOM CONLAN                           BOATMART, INC., A FLORIDA CORPORATION

Print Name:  TOM CONLAN

/S/ JAN CRANK                            By:      /S/ MADIE A. STRATEMEYER
                                         Print Name:       MADIE A. STRATEMEYER
Print Name:  JAN CRANK                   Title:            PRESIDENT

                                         Date signed:              6-30-97



                                         LESSEE:

/S/ JAMES VARNADOE                       FIRST  CHOICE AUTO FINANCE, INC.,
                                         A FLORIDA CORPORATION
Print Name:  JAMES VARNADOE

/S/ BRUCE E. MACDONOUGH                  By:      /S/ J. NEAL HUTCHINSON, JR.
                                         Print Name:       J. N. HUTCHINSON, JR.
Print Name:  BRUCE E. MACDONOUGH         Title:                     V.P.

                                         Date signed:      6/30/97

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30 day of June, 1997, by Madie A. Stratemeyer, as President BOATMART, INC., a Florida corporation, on behalf of the corporation. She is personally known to me (X) or has produced ______________________ as identification.


                                      /S/ JANICE M. CRANK
                                      NOTARY PUBLIC
                                      Print Name:  JANICE M. CRANK
                                      My Commission Expires:






STATE OF FLORIDA
COUNTY OF ORANGE

         The foregoing instrument was acknowledged before me this 30 day of June, 1997, by J. N. Hutchinson, as Vice President of FIRST CHOICE AUTO FINANCE, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X) or has produced _______________________ as identification.


                                   /S/ ELIZABETH A. ZYGMUNTOWICZ
                                   NOTARY PUBLIC
                                   Print Name:  ELIZABETH A. ZYGMUNTOWICZ
                                   My Commission Expires:

                       ASSIGNMENT AND ASSUMPTION OF LEASE
                          AND INDEMNIFICATION AGREEMENT

                            (North Palm Beach Lease)

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND INDEMNIFICATION AGREEMENT (the "Assignment") is made and entered into this 30th day of June, 1997, by and between STRATA HOLDING, INC., a Florida corporation, d/b/a DON COOK MOTORS (the "Assignor"), and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Assignee").

                                R E C I T A L S:

         A. Assignor, as Lessee, and BIG PALM PROPERTIES, INC., a Florida corporation, as Lessor (the "Lessor"), entered into that certain Lease dated as of May 15, 1997 (the "Lease"), a copy of which is attached hereto as EXHIBIT "A" and incorporated herein by this reference, which Lease pertains to certain property located at 500 Northlake Boulevard, Lake Park, Palm Beach County, Florida 33408, as more particularly described in the Lease (the "Demised Premises").

         B. Assignor has on this day transferred, sold and conveyed to Assignee certain assets of Assignor used or usable by Assignor in the operation of an automobile dealership business (the "Business") from the Demised Premises.

         C. In connection with sale to Assignee of those certain assets of Assignor used or usable by Assignor in the operation of the Business, Assignor is desirous of assigning to Assignee all of Assignor's rights, title and interest in and to the Lease, and Assignee is willing to accept such assignment of the Lease and assume Assignor's obligations under the Lease from and after the date of this Assignment.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants herein set forth, the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The above Recitals are true and correct and are incorporated herein by this reference.

         2. Assignor does hereby assign, transfer, set over and deliver unto Assignee the Lease, subject to all terms, conditions, reservations and limitations set forth in the Lease, and all of Assignor's right, title and interest in and to the Lease, including, but not limited to, all of Assignor's right, title and interest in and to the last month's rent in the amount of $3,180.00 (including 6% sales tax) paid by Assignor to Lessor pursuant to
Section 1.06 of the Lease and the right of first refusal to purchase the Demised Premises pursuant to Section 5.11 of the Lease.

         3. Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the terms, covenants and conditions of the Lease, on the part of the Lessee therein to be performed from and after the date hereof.

         4. Assignor hereby represents and warrants as follows:

             a. That Assignor has not entered into or executed a prior assignment of the Lease.

             b. That Assignor has full authority to enter into this Assignment, and the execution hereof is not precluded or prohibited in any manner or for any reason whatsoever.

             c. That the Lease is in full force and effect according to its terms, and no default exists under the Lease. Exhibit "A" attached hereto is a true and complete copy of the Lease and all amendments thereto.

             d. That the term of the Lease commenced on May 1, 1997.

             e. That there exists no facts and no events have occurred which, with the passage of time or the giving of notice or both, would constitute a breach or default on the part of either party under the Lease.

             f. That the current monthly rent due under the Lease is $3,000.00, which EXCLUDES sales tax at the rate of 6% and such rent has been paid in full through and including June 30, 1997.

             g. Pursuant to the terms of Section 1.05 of the Lease, beginning on April 30, 1998, and every year thereafter during the term of the Lease the annual rent due under the Lease shall increase at a rate of 4% per year.

             h. Assignor has paid Lessor the sum of $3,180.00 (including 6% sales tax) which sum, pursuant to the terms of the Lease, represents the last monthly installment of annual rent under the Lease, together with sales tax thereon.

             i. Assignor has received no notice from any governmental authority nor does Assignor have any knowledge that the Demised Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes or other governmental rules.

         5. Assignee hereby represents and that Assignee has full authority to enter into this Assignment, and the execution hereof is not precluded or prohibited in any manner or for any reason whatsoever.

         6. Assignor covenants and agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, actions, damages, liabilities and expenses (including without limitations, reasonable attorneys' fees and court costs whether incurred at trial, appellate level and/or bankruptcy or other creditor's rights proceedings) imposed on, incurred by or asserted against Assignee by reason of or arising under the Lease prior to the date of this Assignment, including, but not limited to losses, liabilities (including strict liability), damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by or against Assignee by any person, or entity or governmental agency for, with respect to, or as a direct or indirect result of any release, escape, discharge, seepage, leakage, spillage or emission from the Demised Premises of any Hazardous Substance (as that term is defined in the Lease) or any violation of any Federal, state or local environmental law occurring before the date of this Assignment.

         7. Assignee covenants and agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, actions, damages, liabilities and expenses (including without limitation, reasonable attorneys' fees and court costs whether incurred at trial, appellate level and/or bankruptcy or other creditor's rights proceedings) imposed on, incurred by or asserted against Assignor by reason of or arising under the Lease from and after the date of this Assignment, including, but not limited to losses, liabilities (including strict liability), damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by or against Assignee by any person, or entity or governmental agency for, with respect to, or as a direct or indirect result of any release, escape, discharge, seepage, leakage, spillage or emission from the Demised Premises of any Hazardous Substance (as that term is defined in the Lease) or any violation of any Federal, state or local environmental law occurring after the date of this Assignment.

         . 8. All of the covenants, terms and conditions set forth in this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         9. This Assignment shall be construed and enforced in accordance with the laws of the State of Florida.

         10. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be deemed to be a single instrument and shall be effective when one or more counterparts have been signed by each of the parties.

         11. In the event that either party finds it necessary to employ an attorney to enforce any of the provisions of this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in connection therewith, at both trial and appellate levels, including bankruptcy proceedings, whether such fees are involved in monitoring the bankruptcy proceeding or are incurred in active litigation within such proceeding, in addition to any other performances or damages to which the party may be entitled.

         IN WITNESS WHEREOF, this Assignment and Assumption of Lease and Indemnification Agreement has been executed by the parties hereto in a manner and form sufficient to bind them on the day and year first above written. Signed, sealed and delivered in the presence of:

WITNESSES:                            ASSIGNOR:

                                      STRATA HOLDING, INC.,
                                      a Florida corporation

         /S/ TOM CONLAN               By:      /S/ DON COOK

Print Name:       TOM CONLAN          Print Name:       DON COOK

         /S/ JAN CRANK                Its:              PRESIDENT

Print Name:       JAN CRANK

                                      ASSIGNEE:

                                      FIRST CHOICE AUTO FINANCE, INC.,
                                      a Florida corporation

                                      By:      /S/ J. NEAL HUTCHINSON, JR.

Print Name:                           Print Name:       J.N. HUTCHINSON, JR.

                                      Its:              V.P.

Print Name:

                          JOINDER AND CONSENT OF LESSOR

         BIG PALM PROPERTIES, INC., a Florida corporation, as the Lessor under the Lease, pursuant to the terms of Section 5.01 of the Lease, hereby consents to the assignment and transfer of the Lease by Assignor to Assignee and to the assumption of the Lease and all terms and conditions therein by Assignee.

         Lessors hereby warrant and represent to Assignor and Assignee as follows:

         1. The Lease is in full force and effect and that no default exists under the Lease. Exhibit "A" attached hereto is a true and complete copy of the Lease and all amendments thereto.

         2. That the term of the Lease commenced on May 1, 1997.

         3. There exists no facts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a breach or default on the part of either party under the Lease.

         4. The current monthly rent due under the Lease is $3,000.00, which EXCLUDES sales tax at the rate of 6% and such rent has been paid in full through and including June 30, 1997.

         5. Pursuant to the terms of Section 1.05 of the Lease, beginning on April 30, 1998, and every year thereafter during the term of the Lease the annual rent due under the Lease shall increase at a rate of 4% per year.

         6. Assignor has paid Lessor the sum of $3,180.00 (including 6% sales tax) which sum, pursuant to the terms of the Lease, represents the last monthly installment of annual rent under the Lease, together with sales tax thereon.

         7. Lessor has received no notice from any governmental authority nor does Lessor have any knowledge that the Demised Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes or governmental rules.

         8. There are no eminent domain proceedings currently pending which affect the Demised Premises nor does Lessor have any knowledge of any threatened or contemplated eminent domain proceedings which will affect the Demised Premises.

         9. Assignee has a right of first refusal to purchase the Demised Premises pursuant to Section 5.11 of the Lease. Assignee's right of first refusal exists throughout the term and any extended or renewal terms of the Lease.

         10. The use of the Demised Premises as an automobile dealership is permitted under the current zoning classifications for the Demised Premises.

         IN WITNESS WHEREOF, this Joinder and Consent of Lessor which is a part of the Assignment and Assumption of Lease and Indemnification Agreement has been executed by the Lessor in a manner and form sufficient to bind Lessor on the day and year set forth hereinbelow.

Signed, sealed and delivered
in the presence of:

WITNESSES:                    LESSOR:

                                       BIG PALM PROPERTIES, INC.,
                                       a Florida corporation

                                       By:      /S/ AL BRUNO, JR.

Print Name:                            Print Name:       AL BRUNO, JR.

                                       Its:              PRESIDENT

Print Name:                            Date:             6-26-97

                                   EXHIBIT "A"

                                      LEASE

                                 LEASE AGREEMENT

                           (Don Cook Motors Property)

         THIS LEASE AGREEMENT (the "Lease") is made this 30th day of June, 1997, by and between STRATA REALTY, INC., a Florida corporation (the "Lessor"), whose address is 1589 S. Military Trail, West Palm Beach, Florida, and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Lessee"), whose address is 5200 South Washington Avenue, Titusville, Florida 32780.

                              W I T N E S S E T H:

         That the Lessor, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, does hereby Lease unto the Lessee the "Premises" identified herein in accordance with the following terms and conditions:

                                    PREMISES

         1.01 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (collectively, the "Premises"):

             (a) See EXHIBIT "A" attached hereto and incorporated herein by this reference.

             (b) All buildings, structures and improvements (collectively, the "Buildings") now or hereafter erected on such land either prior to the commencement of or during the term of this Lease and all fixtures, alarm systems, light fixtures, ceiling fans, air-conditioning, heating, plumbing, electrical and other utility systems, equipment and other property located therein both prior to the commencement of and during the term of this Lease (all of the foregoing including the Buildings are collectively, the "Improvements").

         1.02 Lessor reserves, and Lessee acknowledges and recognizes, Lessor's right, title and interest in and to an existing fifty (50) feet ingress/egress easement over the Premises to obtain access to the property located to the rear of the Premises.

                                      TERM

         2.01 The primary term of this Lease shall be for a period of five (5) year(s) commencing on July 1, 1997, and terminating on July 1, 2002 at 11:59 p.m., unless sooner terminated pursuant to the provisions of this Lease (the "Primary Term").

         2.02 Upon the expiration of the Primary Term of this Lease, and provided Lessee is not then in default hereunder, Lessee shall have the option to extend this Lease for three (3) consecutive additional periods of five (5) years (the "Option Terms"). In order to exercise any of these options, Lessee must give Lessor notice in writing of its intent to exercise the option to extend at least sixty (60) days prior to the expiration of the Primary Term, or the first or second Option Term, as the case may be. The rights of Lessor and Lessee during the Option Terms, if any, shall be governed by the terms and conditions of the Lease.

         2.03 For purposes of this Lease the Primary Term and the Option Terms are sometimes hereinafter collectively referred to as the "Term".

                                      RENT

         3.01 The annual rent for the use and occupancy of the Premises during the Primary Term shall be Fifty-Six Thousand and No/100 Dollars ($56,000.00), which shall be paid by Lessee to Lessor in equal monthly installments of Four Thousand Six Hundred Sixty-Six and 67/100 Dollars ($4,666.67). The total rent for the Primary Term is Two Hundred Eighty Thousand and No/100 Dollars ($280,000.00), except as may be modified by Section 3.02 hereof. The annual rent for the use and occupancy of the Premises during the Option Terms shall be One Hundred Fifty-Six Thousand and No/100 Dollars ($156,000.00), which shall be paid by Lessee to Lessor in equal monthly installments of Thirteen Thousand and No/100 Dollars ($13,000.00), subject to adjustment pursuant to Section 3.02. The total rent for each Option Terms is Seven Hundred Eighty Thousand and No/100 Dollars ($780,000.00), except as may be modified by Section 3.02 hereof. Notwithstanding anything contained herein to the contrary, no payment of rent shall be due and payable to Lessor until the Rental Commencement Date (as hereinafter defined).

         3.02 (a) In view of the fluctuating purchasing power of the dollar, the parties hereto, desiring to adjust the above described fixed rent to such purchasing power, agree that adjustments shall be made in the fixed rent from time to time as hereinafter provided, so as to reflect as early as possible such fluctuations. The parties hereto adopt as the standard for measuring such fluctuations the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series), All Items, U.S. City Average (the "Index"). The Index for a specific date (as required by this Lease) shall be deemed to mean the Index published on that date or, if not published on that date, the most recent publication of the Index prior to such date. If the publication of the Index shall be discontinued, "Index" shall be such other source selected by Lessor, in its sole and reasonable judgment, as is most nearly comparable to the Index as defined above. The first adjustment shall be made at the end of the Primary Term, and shall become effective on the first
(1st) day of the first Lease Year of the first Option Term, and a like adjustment shall be made at the end of each subsequent Lease Year of the each of the Option Term(s).

             (b) Commencing at the end of the Primary Term of this Lease, the annual rent for the first Lease Year of the first Option Term and each subsequent Lease Year of the Option Term(s), if any, shall be adjusted annually as follows:

             (i) The annual rent for the immediately preceding Lease Year of the Term of this Lease shall be multiplied by a fraction, the numerator of which shall be the Index for the month which is three (3) months prior to the first month of the next ensuing Lease Year and the denominator of which shall be the Index for the month which is two (2) months prior to the commencement of the immediately preceding Lease Year.

             (ii) The figure resulting from the calculations set forth above shall be the new annual rent amount for the next ensuing Lease Year. Provided, however, notwithstanding anything to the contrary contained in this paragraph 3.02, in no event shall the annual rent due and payable hereunder be either: (A) LESS for any successive Lease Year than One Hundred percent (100%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index; or (B) MORE for any successive Lease Year than One Hundred and Three percent (103%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index.

         3.03 The annual rent due during any Lease Year of the Term of this Lease, shall be paid by Lessee to Lessor in equal monthly installments, together with any applicable sales tax due thereon. Such monthly payment shall be due and payable in advance, beginning on the Rental Commencement Date, and continuing on the first (1st) day of each month thereafter during the Term.

         3.04 If the Rental Commencement Date (as hereinafter defined) is a day other than the first day of a calendar month, then Lessee shall pay on the Rental Commencement Date a prorata portion of the fixed monthly rent described in the foregoing paragraphs, prorated on a per diem basis with respect to the fractional calendar month at the beginning of the Lease Year.

         3.05 The following words shall have the following definitions throughout this Lease. The term "Lease Year" shall mean for the first Lease Year, that period commencing with the Rental Commencement Date and ending on the last day of the 12th full calendar month following the Rental Commencement Date; and for each succeeding Lease Year, that period commencing with the first day of the calendar month after termination of the preceding Lease Year, and ending on the last day of the 12th month thereafter. The term "Calendar Year" shall mean for the first Calendar Year, the period commencing with the Rental Commencement Date and ending December 31st of the year in which the Primary Term of this Lease commenced; and for each succeeding Calendar Year, that period commencing on January 1st and ending December 31st of that year; and for the last Calendar Year, that period commencing January 1st of the last year of the Term of this Lease, and ending on the termination date of such Term. The term "Rental Commencement Date" shall mean June 30, 1997.

         3.06 The total monthly payment due hereunder, which includes the rent, shall be paid by Lessee to Lessor without notice or demand, and without abatement, reduction, setoff, counterclaim, defense or deduction, except as specifically provided herein, and shall be paid to Lessor in lawful money of the United States.

         3.07 Lessee will promptly pay all rent and other charges and render all statements herein prescribed at the office of Lessor at 1589 S. Military Trail, West Palm Beach, Florida 33415, or to such other person or corporation and at such other physical street address, as shall be designated by Lessor in writing at least ten (10) days prior to the next ensuing rent payment date.

                                 ADDITIONAL RENT

         4.01 All taxes, including real estate taxes, insurance premiums, charges, costs, and expenses that Lessee assumes or agrees to pay hereunder, together with any applicable Florida State sales and/or use tax, and together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that the Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease, shall be deemed to be "additional rent" and shall be due and payable immediately and, in the event of non-payment, Lessor shall have all the rights and remedies as herein provided for failure to pay rent.

                                   LATE CHARGE

         5.01 Lessee agrees to pay Lessor a late charge of five percent (5%) of each payment of rent required to be paid by Lessee hereunder not received by Lessor within fifteen (15) days of the due date thereof. It is agreed by the parties hereto that said late charge shall be for reimbursement to Lessor for collection charges incurred as a result of the overdue rent and/or additional rent. In the event that any check, bank draft, order for payment or negotiable instrument given to Lessor for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Lessor, Lessor shall be entitled to make an administrative charge to Lessee of Fifty Dollars ($50.00).

                                 PROPERTY TAXES

         6.01 Lessee shall be responsible to pay any and all real estate taxes due with respect to the Premises during the term of this Lease based on the highest available discount (i.e. payment amount in November). For fractions of a calendar month at the beginning or end of a month during the term of the Lease, the Lessee's liability for real estate taxes on the Premises shall be prorated based on the actual number of days in that particular month. Contemporaneously with the payment of such real estate taxes, Lessee shall pay Lessor any applicable Florida State sales or use tax that may be due on the payment of such real estate taxes by Lessee.

         6.02 The parties hereto understand and agree that Lessee shall pay the real estate taxes as set forth herein and shall deliver official receipts evidencing such payment unto Lessor, at the place at which rent is required to be made, which payment of the real estate taxes shall be made and said receipts delivered on or before the date the real estate tax itself would become delinquent in accordance with the law then governing the payment of such real estate taxes. The parties hereto agree that for the Calendar Year 1997, Lessee shall only be responsible to pay the real estate taxes due on the Premises for the period commencing with the Rental Commencement Date and ending December 31, 1997. Accordingly, for Calendar Year 1997, Lessor hereby agrees to refund to Lessee the real estate taxes due on the Premises for that portion of Calendar Year 1997 prior to the Rental Commencement Date (i.e. January 1, 1997, to the Rental Commencement Date), within thirty (30) days of Lessor's receipt of the receipt evidencing the payment of such real estate taxes by Lessee. The portion of the real estate taxes for Calendar Year 1997 which are Lessor's responsibility as set forth above shall be calculated based on the highest available discount (i.e. payment amount in November).

                       PUBLIC UTILITIES - UTILITY CHARGES

         7.01 Lessee shall pay all charges for gas, water, sewer, waste removal, electricity, telephone, alarm and other utility services used in the Premises during the term of this Lease. If any such charges are not paid when due, Lessor may pay the same, and any amounts so paid by Lessor shall thereupon become due to Lessor from Lessee as additional rents as provided for in Section 4.01 hereof..

                               USE AND RESTRICTION

         8.01 Lessee shall use the Premises for an automobile dealership. Lessee will neither use or permit any use of the Premises to be in conflict with any federal, state or local laws, or with any order or regulation of any governmental unit with jurisdiction over the Premises. In connection with Lessee's use of the Premises, it, its invitees, licensees, guests and employees shall, at all times, comply with all laws, ordinances and codes of any nature whatsoever which govern its use of the Premises.

                            WASTE, DAMAGE AND REPAIR

         9.01 The Lessee shall not cause or permit any waste, damage or injury to the Premises. Subject to the provisions stated below, Lessee shall keep and maintain the Premises, the Improvements and every part thereof, including, but not limited to, all plumbing, electrical and lighting facilities, sprinklers, HVAC system and air conditioning units in good order and in a neat and clean condition, and shall repair and replace the same, if necessary, at its sole expense. All repairs, replacements and renewals by the Lessee shall be of an equal or better quality of materials and workmanship to that originally existing in the Improvements. If Lessee fails to perform its obligations under this paragraph, Lessor may at its option enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Lessee to Lessor upon demand as provided for in
Section 4.01 hereof..

                                   ALTERATIONS

         10.01 Lessee shall not make any alterations, additions, or improvements to the Premises or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements to the Premises made by Lessee during the term of this Lease shall be in keeping with the quality and type of the Improvements presently located on the Premises. Any alterations, additions or improvements shall be done in good and workmanlike manner, and in compliance with all applicable building and zoning laws and with all laws, ordinances, orders and requirements of all sovereign authorities and the appropriate departments, commissions, boards and officers thereof. The costs of any such alterations, additions or improvements to the Premises shall be paid in cash or its equivalent so that the Lessor's fee simple title to the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

                               CONSTRUCTION LIENS

         11.01 The Lessor's interest in the Premises shall not be subject to construction liens arising from Lessee's work or alterations and any repairs made by Lessee to the Premises. Lessee will not knowingly permit or suffer any lien attributable to Lessee or its agents or employees to attach to the Premises and nothing contained herein shall be deemed to imply any agreement of Lessor to subject Lessor's interest or estate to any construction lien or any other lien. If any construction lien is filed against the Premises as a result of alterations, installations, improvements or repairs made or claimed to have been made by Lessee or anyone holding any part of the Premises through or under Lessee, Lessee shall discharge the same within forty-five (45) days from the filing thereof. If Lessee fails to so discharge by payment, bond or court order any such construction lien, Lessor, at its option, in addition to all other rights or remedies herein provided, may pay or bond said lien or claim for the account of Lessee without inquiring into the validity thereof, and all sums so advanced by Lessor shall be paid by Lessee to Lessor as additional rent on demand. Pursuant to FLORIDA STATUTES, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Premises. Lessee agrees, if requested by Lessor, to join with Lessor in execution of a short form lease or memorandum of lease to be recorded in the Public Records of Orange County, Florida, for the purposes of giving notice of this provision of this Lease.

                                    INSURANCE

         12.01 Lessee shall at all times during the term of this Lease maintain an "All Risk," fire and extended coverage insurance policy on the Premises and Improvements located thereon in an amount not less than one hundred percent (100%) of the full replacement value thereof, which amount shall be sufficient to prevent Lessee from being or becoming a co-insurer on any part of the risk. The term "replacement value" shall mean the actual cost of restoration of the Premises and the Improvements located thereon to as nearly the condition existing immediately prior to the damage or destruction. The "All Risk," fire and extended coverage insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor. The "All-Risk" coverage shall include endorsements for coverage for wind and hurricane damage as required by the local municipality.


         12.02 Throughout the term of this Lease, Lessee, at its sole cost and expense, shall obtain and maintain in full force and effect a comprehensive general public liability insurance policy with respect to the Premises, which insurance, shall be written with a carrier reasonably acceptable to the Lessor and with coverage limits of not less than One Million ($1,000,000.00) Dollars in respect of bodily injury or death to any one person and One Million ($1,000,000.00) Dollars in respect to any one accident or occurrence. The insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor.

         12.03 If Lessee shall fail to procure and maintain the insurance required hereunder, the Lessor may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by the Lessee to the Lessor, as additional rent by Lessee to Lessor upon demand as provided for in Section 4.01 hereof; but the election of Lessor to pay such premiums on behalf of the Lessee shall not waive the default thus committed by Lessee.

         12.04 Lessee will not do or permit anything to be done on the Premises or in the Improvements, or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said Premises, the Improvements, or on the property kept therein, or conflict with the fire laws or regulations, or with any insurance policy upon said Premises, the Improvements or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

         12.05 Lessor and Lessee each hereby waives any and all right of recovery against the other party or against the officers, employees, agents, representatives, customers and business visitors of such other party, for any loss or damage to such waiving party, its property or property of others under its control, arising from any cause covered by any insurance required to be carried by the parties hereto pursuant to the terms of this Lease or any other policy of insurance carried by such waiving party in lieu thereof, with respect to the Premises and/or the Improvements.

                                 CASUALTY DAMAGE

         13.01 In the event the Premises shall be destroyed or damaged by fire or other casualty during the term of this Lease, regardless of the extent of the destruction or damage, this Lease shall not be terminated, except as set forth below, and Lessee shall rebuild and repair the Premises to substantially conform to the Premises as were in existence prior to the damage or destruction and shall have access to all insurance proceeds for such rebuilding. Lessee shall commence the repair of such damage or destruction within forty-five (45) days from the date of such damage and shall diligently pursue the repairs to completion.

         13.02 If the Premises shall be partially damaged or destroyed by fire or other casualty, then during the period that Lessee is deprived of the use of the damaged portion of the Premises, Lessee shall be required to pay rent covering only that part of the Premises that it is able to occupy.

         13.03 If the Premises are totally damaged or rendered wholly untenantable for the carrying on of Lessee's business, as a result of a fire or other casualty, the rent and any other sums which Lessee is obligated to pay hereunder shall abate as of the date of the occurrence of such fire or other casualty, until the Premises have been rebuilt. Rent and other charges due by Lessee hereunder shall again commence in full if and when the Premises shall have been fully and completely rebuilt.

         13.04 In the event of fire or other casualty, all insurance proceeds payable on account of such casualty shall be allocated in the following manner. Lessee shall use such proceeds, first, to restore the existing building on the Premises, or any building erected by Lessee in lieu thereof, to at least as good a condition as the condition of the presently existing building on the date of commencement of the term of this Lease and to restore and/or replace any and all improvements, fixtures, furniture and equipment located on the Premises. The balance of the proceeds, if any, shall be remitted to Lessor. Insurance proceeds shall be subject to reasonable control by Lessor to insure the funds are allocated in the manner hereinabove provided. This Lease, as renewed, if that be the case, shall not terminate prior to its natural expiration date on account of any such fire or other casualty.

                                  CONDEMNATION

         14.01 The parties hereto agree that if the Premises, or any such portion thereof as will make the Premises unusable for the purpose herein leased, are taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date of taking, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the Premises and the Improvements located thereon shall belong to and be the property of Lessor. Nothing in this paragraph shall be construed to preclude Lessee from prosecuting any claim directly against a condemning authority for any damages recoverable by Lessee in Lessee's own right.


                          EVENT OF DEFAULT AND REMEDIES

         15.01 Each of the following events shall constitute an event of default or breach ("Event of Default") of this Lease by Lessee:

             (a) If Lessee shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors; or

             (b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

             (c) If Lessee shall fail to pay Lessor any rent, additional rent or other sums due hereunder when said amount shall become due and shall not make the payment within fifteen (15) days after receipt of written notice from Lessor indicating that said rent and/or additional rent is due; or

             (d) If Lessee shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of rent or any other monetary obligation and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance; or

             (e) If Lessee shall vacate or abandon the Premises. Lessee shall be deemed to have abandoned the Premises if rent and/or any other monetary obligation due under this Lease is not currently paid and Lessee is absent from the Premises for a period of thirty (30) days; or

             (f) If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.

             (g) If Smart Choice Automotive Group, Inc. shall be in default under the terms of that certain Consulting Agreement of even date herewith by and between Smart Choice Automotive Group, Inc. and Don Cook.

         15.02 If an Event of Default shall occur, Lessor may, at its option, in addition to such other remedies as may be available under Florida law:

             (a) Terminate this Lease and re-enter and take possession of the Premises;

             (b) Recover possession of the Premises (with or without terminating this Lease, at Lessor's option) and remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, in the manner permitted by law;

             (c) Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease; and

             (d) Relet the Premises as Lessor may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Lessor is authorized to make such repairs to the Premises as may be necessary in the sole discretion of Lessor, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the minimum rent due hereunder then Lessee shall pay such deficiency each month upon demand therefor. Lessor shall be entitled to retain all amounts received in excess of the rent reserved hereunder.

             (e) If Lessor so desires by acceleration, all current and future rent and other monetary obligations due hereunder shall become immediately due and payable, subject to Lessor's obligations under Section 15.03. If Lessor exercises its right to accelerate, Lessor waives its right to the benefit of any increases in rent due to any future increases in CPI as of the date of acceleration.

         15.03 Lessor shall have the obligation to mitigate damages; provided, however, that the Lessor shall be entitled to consider such matters as the solvency, assets and the credit-worthiness of the proposed new tenant, the nature of the business of the proposed new tenant and its impact upon the Premises, the provisions for rental increases over the term and the length of the term of any proposed lease, the amount of broker's commissions, required build-out, rent holidays and any additional matters pertinent to the Lessor's decision to relet the Premises, in determining who, whether, and upon what terms Lessor will relet the Premises, and the reasonable business judgment of Lessor in that regard shall not be disturbed.

         15.04 No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future.

         16.01        [THIS SECTION INTENTIONALLY DELETED]


                         TITLE TO LEASEHOLD IMPROVEMENTS

         17.01 Until the last day of the term of this Lease, title to any building(s) or other Improvements constructed on the Premises by Lessee, and the equipment and other items installed in the existing building and/or in any other building(s) or Improvements erected by Lessee, or contained therein, and any changes, alterations, replacements, and/or additions to any of the foregoing, shall remain solely in Lessee; and Lessee alone shall be entitled to deduct all depreciation on Lessee's income tax returns on account of any of the foregoing. On termination of this Lease, Lessee shall have the right to remove all furniture, furnishings, fixtures, equipment, machinery, and other personalty whatsoever brought upon and/or installed in the Premises and/or the building(s) and Improvements thereon by Lessee, provided that any damage caused by the removal of any permanently installed items shall be repaired by Lessee.

                              WARRANTIES OF LESSOR

         18.01    Lessor warrants and represents to Lessee that:

             (a) Neither the execution and delivery of this Lease nor its performance by Lessor as contemplated hereby will conflict with or result in a breach of, or constitute a default under, any contract, law, rule, regulation, mortgage, deed of trust, lease, loan, letter of credit, or any other agreement, instrument or court order to which Lessor is a party, or by which Lessor may be bound or effected;

             (b) Lessor has good and marketable title to the Premises and no party, entity or individual, other than Lessor is in possession of any portion of the Premises;

             (c) Lessor has no knowledge of any latent defects or adverse facts that exist with respect to the physical condition of the Premises which have not been specifically disclosed in writing to Lessee, including, without limitation, adverse soil conditions;

             (d) All utilities, including, but not limited to, water, electricity, telephone, cable and sanitary sewer services and facilities have been extended to the Premises and are available in capacities adequate for the use as a general commercial facility;

             (e) There are no pending or, to the best of Lessor's knowledge, threatened condemnation or similar proceedings effecting the Premises and Lessor has not received any notice that such proceedings are contemplated; and

             (f) Lessor has no knowledge of any violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement effecting all or any portion of the Premises and Lessor has received no notice of any such violation issued by any governmental authority.

             (g) The roofs (including facia and soffits) of all buildings located on the Premises are in good condition and repair, the Improvements are structurally sound, Lessor has no knowledge of any asbestos in the Buildings or Improvements, there is no visible evidence of any water leaks, water damage or structural damage, and that all mechanical items, heating, cooling, electrical, plumbing systems and machinery are in good working condition as of the date of this Lease. Lessee may test for radon and asbestos. If any test made by Lessee reveals the existence of asbestos, Lessor shall be obligated to remove or abate the asbestos at Lessor's sole cost and expense.

             (h) Lessor is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Lessor has full power to own the Premises and to conduct its present business from the Premises.

             (i) Lessor is not subject to any charter, by-law, rule, agreement or restriction of any kind or character which would prevent the consummation of this Lease and the transactions contemplated hereby. The Board of Directors and shareholders of Lessor have approved this Lease and the transactions contemplated hereby. Lessor (and each individual executing this Lease) has full power and authority to execute this Lease, fully perform hereunder and to consummate the transactions contemplated hereby without the consent or joinder of any other party.

             (j) To the best of Lessor's knowledge, no portion of the Premises is affected by any special assessments.

             (k) Lessor has received no notice from any governmental authority that its operation of the Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes, governmental rules or Environmental Laws.

             (l) No party, entity or individual, other than Lessor, is in possession of any portion of the Premises.

             (m) To the best of Lessor's knowledge (i) neither the Premises, nor the use or operation thereof by Lessor as an automobile dealership, violates any land use, Environmental Laws, hazardous or regulated material and/or waste handling, storage, treatment, disposal or discharge laws or other laws, building codes, zoning or other ordinances, rules or regulations, fire insurance regulations, or covenants, conditions and restrictions whether federal, state, local or private; and (ii) there exists no material violation of any covenants or agreements of any kind with tenants, or with any governmental jurisdiction or private party purporting or acting to restrict in any way the individual use and/or severability of the Premises; and (iii) neither the Premises nor the present operation and use, constitute an illegal use under any zoning or land use law or regulation, and none of the foregoing is the subject of any variance pursuant to any zoning or land use law or regulation; and (iv) there has not occurred upon the Premises, any spillage, leakage, discharge or release into the air, soil or groundwater of any Hazardous Materials.

             (n) Lessor has received no notice and has no knowledge of any pending or contemplated proceedings (i) to modify or amend any building code or zoning or land use law or regulation which affects the Premises; (ii) to impose any special assessment against or upon the Premises or any portion thereof; or
(iii) to modify, amend, suspend, revoke or terminate any environmental, occupancy, use, operating or other permit issued or pending in connection with the Premises (except for the revocation of the license of Don Cook Motors to operate an automobile dealership), or the occupancy, use of operation thereon of any tenant thereon.

             (o) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy pursuant to any other debtor, relief loss contemplated or filed by Lessor.

             (p) There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Premises or any portion thereof.

             (q) There is no litigation or proceeding pending or threatened against or relating to Lessor or to any portion of the Premises.

             (r) All utilities, including but not limited to, water, electricity, telephone, cable, and sanitary sewer services and facilities have been extended to the Premises and are available to the Premises at a reasonable cost to the Premises and capacity is adequate for the structures existing at the time the structures were permitted and/or remodeled and adequate for current usage.

             (s) The use of the Premises as an automobile dealership is permitted under the current zoning classification for the Premises. All permits associated with use of the Premises as an automobile dealership have been obtained and are in good standing. The Premises contains the necessary number of parking spaces to be in compliance with applicable zoning regulations and land development code of the applicable municipality. To the best of Lessor's knowledge, all Improvements on the Premises where permitted, conforming structures under applicable land use, zoning and building laws and ordinances in effect when the Improvements were constructed. Lessee shall be responsible for obtaining any special exception permits required by the local municipality.

             (t) The Premises and Lessor are not in violation of any permit or agreement obtained from any governmental body or agency in regards to the development of the Premises.

                            ASSIGNMENT AND SUBLETTING

         19.01 The Lessee covenants and agrees not to encumber or mortgage Lessee's leasehold interest hereunder nor assign this Lease or sublet all or any part of the Premises without the prior written consent of Lessor, such consent not to be unreasonably withheld. No assignment or subletting, even with the consent of Lessor, shall relieve Lessee of its obligations to pay rent any other sums due by Lessee under this Lease and the performance of all obligations required by Lessee under this Lease, unless Lessor shall specifically so agree.




                               ACCESS TO PREMISES

         20.01 Lessor and Lessor's representatives shall have the right to enter upon the Premises at all reasonable times after providing Lessee with prior written notice for the purpose of inspecting same or for making repairs, additions or alterations pursuant to the terms herein. Except in cases of emergency, Lessor and its agents shall be accompanied by Lessee or its agents when in the Premises, and Lessor shall conduct its examination and make its repairs in a manner reasonably calculated to cause minimal interference with the business of Lessee.

                                  SUBORDINATION

         21.01 Upon request of the Lessor, Lessee will subordinate its rights hereunder to the lien of any mortgage, deed of trust (including blanket mortgages or deeds of trusts covering the Premises or other properties of the Lessor) or any other security interest which has been or which hereafter may be placed upon the Premises or any portion thereof, and to any renewals, modifications, consolidations, replacements and extensions thereof; provided, Lessee receives a non-disturbance agreement from the mortgage or lien holder which shall recognize the validity and continuance of this Lease. Within sixty
(60) days of the date hereof, Lessor shall provide to Lessee, non-disturbance agreements from all existing mortgagees which shall recognize the validity and continuance of this Lease and provide that so long as Lessee is not in default in the payment of rent or performance of any obligation under the Lease, Lessee's possession of the Premises and its rights and privileges under the Lease or any renewal thereof shall not be diminished or interfered with by the mortgagee, and estoppel certificates from each mortgagee certifying that not default exists under any loans, promissory notes or mortgages securing the Premises. If any Lender does not agree to provide the aforesaid certificate, Lessee shall have no obligation to subordinate or attorn to said Lender.

                                      SIGNS

         22.01 Lessee shall be entitled to place any and all signs necessary to adequately display the name of Lessee and the business which Lessee is conducting from the Premises. All of Lessee's signage shall be in compliance with all applicable laws, codes and ordinances.

                                    NO WAIVER

         23.01 No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as an acquiescence thereto. One or more waivers of any violation or breach or failure to comply with any of the covenants, terms, provisions or conditions of this Lease by either party shall not be construed by the other party as a waiver of any subsequent violation, breach or failure to comply with the same or any other covenant, term, provision, or condition contained in this Lease. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in exercising its rights resulting from any default, and Lessor's acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor's right with respect to such default, nor of any subsequent default. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.

                              SUCCESSOR IN INTEREST

         24.01 All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

                                     NOTICES

         25.01 Any notice which either party may or is required to give, shall be given in writing and shall be deemed to have been duly given upon the date thereof if delivered personally, or by facsimile provided that a duplicate copy is promptly mailed by U.S. Mail, certified, return receipt requested, or upon the date following the date thereof if delivered by overnight courier which provides a receipt, such as Federal Express, in either case with adequate postage prepaid, addressed to the appropriate party and marked to a particular individual's attention as hereinafter provided. Each notice shall be effective upon being so deposited, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability of the United States Postal Service or air courier service to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent as of the next business day following deposit. If either party to this Lease shall change their address, that party shall notify the other party of such change by notice delivered in accordance with this paragraph. The initial addresses of the parties shall be as set forth below, or at such other place as may be designated by the parties from time to time:


         TO THE LESSOR AT:       Strata Realty, Inc.
                                 910 Patrick Circle S.
                                 West Palm Beach, Florida  33406

         WITH COPY TO:           Robert Saylor
                                 1615 Forum Place, #300
                                 West Palm Beach, Florida  33415

         TO THE LESSEE AT:       Smart Choice Automotive Group, Inc.
                                 5200 South Washington Avenue
                                 Titusville, Florida 32780

         WITH COPY TO:           Randolph Fields, Esquire
                                 Greenberg Traurig
                                 111 North Orange Avenue, Suite 2050
                                 Orlando, FL  32801

Any notice or demand made as set forth above shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt, if sooner; any other notice or demand not so mailed but delivered by courier service or by hand delivery shall be deemed given on the date of actual receipt. Such addresses may be changed from time to time by either party by serving notices as above provided, but each party shall at all times have a physical street address within the continental United States of America as one of the addresses to which notices may be delivered.]

                                ENTIRE AGREEMENT

         26.01 This Lease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statement or representations, if any, of any party hereto or any representative of a part hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified or terminated in any way except by a written document executed by Lessor and Lessee. This Lease shall not be binding until it has been executed by Lessee and Lessor.

                              AUTHORITY TO EXECUTE

         27.01 Lessor and Lessee do hereby respectively represent to each other that each has the capacity and authority to enter into this Lease. If either Lessee or Lessor is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation (or under the pertinent partnership agreements), that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.

                              LEASE NOT RECORDABLE

         28.01 At the request of either party, Lessor and Lessee shall promptly execute, acknowledge and deliver a memorandum or short form of Lease sufficient for recording. Said memorandum or short form of Lease shall make specific reference to Lessee's Right of First Refusal provided in Section 43 of this Lease. If a memorandum or short form of lease is recorded, on the termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quit-claiming to Lessor all right, title and interest of Lessee in and to the Premises by reason of this Lease or otherwise.

                                    RADON GAS

         29.01 Radon gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                 TIME OF ESSENCE

         30.01 It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

                                 ATTORNEYS' FEES

         31.01 In the case of the failure of either party to perform and comply with any of the covenants and conditions hereof within the time herein specified, whether suit be brought or not, the party so failing to perform and comply hereby agrees to pay to the other party hereto all costs, charges, and expenses of such collection or other enforcement of rights in any suit or otherwise, including its reasonable attorneys' fees. The prevailing party in any litigation arising out of this Lease, including any appellate proceedings and bankruptcy proceedings, shall be entitled to the award of its reasonable attorney's fees and costs.

                                  SEVERABILITY

         32.01 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                 APPLICABLE LAW

         33.01 This Lease shall be construed under the laws of the State of Florida and the venue of any action to enforce rights hereunder shall be in the county in Florida in which the Premises are located.

                 LESSOR'S RIGHT TO SATISFY LESSEE'S OBLIGATIONS

         34.01 If Lessee fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Lessor may after written notice to Lessee perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Lessee's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred shall be paid by Lessee to Lessor upon demand. In the event Lessee in the performance or nonperformance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises, Lessor will have all rights set forth in this paragraph immediately without the necessity of providing Lessee any advance notice.

                                OFFSET STATEMENT

         35.01 Upon the request of either party at anytime and from time to time, Lessor and Lessee agree to execute and deliver to the other within ten
(10) days after receipt of such request, a written instrument, duly executed, addressed to either Lessor or Lessee, as may be applicable, and/or to any person designated by either Lessor or Lessee, at their sole cost and expense, (a) ratifying this Lease; (b) stating the commencement and termination dates of this Lease and (c) certifying (1) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended except by such writing as shall be stated, (2) that all conditions under this Lease to be performed by either the Lessor or Lessee have been satisfied (stating exceptions, if any,), (3) no defenses or offsets against the enforcement of this Lease by Lessor or Lessee exist (or, if any, stating those claimed), (4) advance rent, if any, paid by Lessee, (5) the date to which rent has been paid, (6) the amount of security deposited with Lessor, if any, (7) the options available to Lessee to extend the term and which options have been exercised, if any, and (8) such other information as either party may reasonably require. Persons receiving such statements shall be entitled to rely upon them.

                              CAPTIONS AND HEADING

         36.01 The captions and headings are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs of this Lease or in any way affect this Lease.

                              HAZARDOUS SUBSTANCES

         37.01 For purposes of this paragraph, the term "Hazardous Substances" means and shall include any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or any other substances declared to be hazardous or toxic under any federal, state or local laws, ordinances, rules or regulations now or hereafter in effect.

         37.02 Lessor warrants and represents to Lessee that:

             (a) The Premises and the Lessor are not in violation of, or subject to any existing, pending, or threatened investigation regarding the Premises by any federal, state or local governmental authority, under any law, statute, ordinance or regulation pertaining to Hazardous Substances (collectively, the "Environmental Laws");

             (b) The previous uses and ownership of the Premises have not resulted in the release or disposal of Hazardous Substances on the Premises;

             (c) There are no Hazardous Substances or materials which are being stored or otherwise held on, under or about the Premises, by the Lessor, except in compliance with all Environmental Laws;

             (d) Any handling, transportation, storage, treatment or use of Hazardous Substances that has occurred on the Premises to date, has been in compliance with all Environmental Laws;

             (e) No leak, spill, release, discharge, omission or disposal of Hazardous Substances has occurred on the Premises, to date, and the soils and groundwaters on or under the Premises are free of Hazardous Substances as of the date of this Lease; and

             (f) Lessor has not received any notice of any violation of any Environmental Laws pertaining to the Premises.

         37.03 Lessor agrees to indemnify Lessee and hold Lessee and its employees, partners, heirs, personal representatives, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney's fees and expenses), directly or indirectly resulting in whole or in part from any violation of any Environmental Laws applicable to the Premises caused by Lessor or caused during Lessor's ownership of the Premises. Lessee shall be reimbursed by Lessor immediately upon demand for any and all sums paid and costs incurred by Lessee with respect to the foregoing matters. The foregoing Lessor's environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease.

         37.04 Lessee, its agents, employees, contractors or invitees, shall not use the Premises in any manner that violates any applicable Environmental Laws. Lessee shall not cause or permit the Premises to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Substances, except as exempted or properly permitted under applicable Environmental Laws.

                              INDEPENDENT COVENANTS

         38.01 The covenants to pay rent, additional rent and other amounts hereunder are independent covenants, and Lessee shall not have the right to hold back, off set, or fail to pay any such amounts for default by Lessor or any other reason whatsoever.

                         CONSTRUCTION AND INTERPRETATION

         39.01 The fact that a party may be deemed to have drafted or structured any provision hereof shall not be considered in construing that particular provision either in favor of or against such party.

                                 QUIET ENJOYMENT

         40.01 Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions of Lessee's part to be observed and performed, Lessee shall peacefully and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Lessor, subject nevertheless, to the terms and conditions of this Lease.

                             RELATIONSHIP OF PARTIES

         41.01 Notwithstanding anything contained herein to the contrary, it is agreed that the Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of, Lessee in the conduct of its business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of its business. Nothing in this Lease contained shall be deemed or construed to confer upon Lessor any interest in the business of the Lessee. The relationship of the parties during the term of this Lease shall at all times be that of Lessor and Lessee.

                              BROKERAGE COMMISSION

         42.01 Lessee represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessor against and holds harmless Lessor from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

         42.02 Lessor represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessee against and holds harmless Lessee from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

                             RIGHT OF FIRST REFUSAL

         43.01 If at any time during the term of this Lease or during any optional renewal term which is applicable, Lessor receives a bona fide offer to purchase the Premises which is acceptable to Lessor (hereinafter referred to as Offer), Lessor shall notify Lessee in writing of Offer and all of its terms and conditions, in detail (hereinafter referred to as Notice of Offer). Lessee shall have twenty (20) days from receipt of Notice of Offer in which to notify Lessor in writing of its election to purchase the Premises in accordance with the terms and conditions of Offer.

         43.02 If Lessee elects to purchase the Premises in accordance with the terms and conditions of Offer, the closing shall be as specified in Offer.

         43.04 If Lessee fails to notify Lessor of its election to purchase the Premises in accordance with the terms and conditions of Offer within twenty (20) days from receipt of Notice of Offer, then Lessor may accept Offer from the third party provided the terms and conditions of Offer are unchanged and the closing takes place within the time period and on all the terms and conditions set forth in Offer. This paragraph 43.04 shall apply to any form of exchange of the Premises for other property. Failure by Lessee, on any given occasion, to exercise the foregoing right of first refusal shall not be deemed to preclude Lessee from exercising such right on any subsequent given occasion. The within right of first refusal shall survive any transfer(s) of the Premises .

         43.04 Lessee shall have no right of First Refusal, and this Article 43 shall not be applicable to, transfers from Lessor or Don Cook to any family member of Don Cook or any entity wholly-owned by Lessor and/or Don Cook.

                                LESSOR'S CONSENT

         44.01 Anything in this Lease to the contrary notwithstanding, whenever according to the terms of this Lease the consent of Lessor shall be required, Lessor covenants that it shall not unreasonably withhold or delay the granting of its consent to any action contemplated by Lessee.

                                  COUNTERPARTS

         45.01 This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute but one instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have set their hand and seals this 30th day of June, 1997.

WITNESSES:                                                  LESSOR:

         /S/ THOMAS E. CONLAN                               STRATA REALTY, INC.,
                                                            A FLORIDA CORPORATION
Print Name:           THOMAS E. CONLAN

         /S/ JAN CRANK                                      By:      /S/ DON COOK
                                                            Name:                 DON COOK
Print Name:           JAN CRANK                             Title:   PRESIDENT


                                                            LESSEE:

         /S/ ELIZABETH A. ZYGMUNTOWICZ                      FIRST CHOICE AUTO FINANCING, INC., A FLORIDA CORPORATION

Print Name:           ELIZABETH A. ZYGMUNTOWICZ
                                                            By:      /S/ J. NEAL HUTCHINSON, JR.
         /S/ JAMES T. VARNADOE                              Name:                 J.N. HUTCHINSON, JR.
                                                            Title:            V.P.
Print Name:           JAMES T. VARNADOE


THE UNDERSIGNED, SMART CHOICE AUTOMOTIVE GROUP, INC., joins herein to evidence its agreement to unconditionally guarantee all obligations of Lessee hereunder.

WITNESSES:                                                  GUARANTOR:

         /S/ ELIZABETH A. ZYGMUNTOWICZ                      SMART CHOICE AUTOMOTIVE GROUP, INC.,
                                                            A FLORIDA CORPORATION.
Print Name:           ELIZABETH A. ZYGMUNTOWICZ

         /S/ JAMES T. VARNADOE                              By:      /S/J. NEAL HUTCHINSON, JR.
                                                            Name:    J.N. HUTCHINSON, JR.
Print Name:           JAMES T. VARNADOE                     Title:   ASSISTANT V.P.

                                   EXHIBIT "A"

                                    PREMISES

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

The South 162.18 feet. Of the east 473.03 feet of the South 1/2 of Lot 1, Block 3, lying west of a platted road right-of-way (60 ft.) as shown on Plat No. 1, Palm Beach Plantations, a subdivision of Section 12, Township 44 South, Range 42 East, according to the Plat thereof on file in the office of the Clerk of Circuit Court in and for Palm Beach County, in Plat book 10, Page 20, except the East 30 feet thereof conveyed to Palm Beach County for road purpose, but including an easement for ingress and egress via the 25 foot strip of land lying north of and adjacent to the north line of the above described.

                                 LEASE AGREEMENT

                            (Ready Finance Property)

         THIS LEASE AGREEMENT (the "Lease") is made this 30 day of June, 1997, by and between BOAT-MART, INC., a Florida Corporation (the "Lessor"), whose address is P.O. Box 19358, West Palm Beach, Florida 33416, and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Lessee"), whose address is 5200 South Washington Avenue, Titusville, Florida 32780.

                              W I T N E S S E T H:

         That the Lessor, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, does hereby Lease unto the Lessee the "Premises" identified herein in accordance with the following terms and conditions:

                                    PREMISES

         1.01 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (collectively, the "Premises"):

             (a) Certain real property lying and being in Palm Beach County, Florida, located at 1575 South Military Trail, West Palm Beach, Florida (162' frontage by 450' deep 72,000 square feet); and

             (b) All buildings, structures and improvements (collectively, the "Buildings") now or hereafter erected on such land either prior to the commencement of or during the term of this Lease and all fixtures, alarm systems, light fixtures, ceiling fans, air-conditioning, heating, plumbing, electrical and other utility systems, equipment and other property located therein both prior to the commencement of and during the term of this Lease (all of the foregoing including the Buildings are collectively, the "Improvements"). Any replacement buildings erected by Lessee on the Premises shall not exceed the size of the existing buildings on the Premises.

         1.02 Lessor reserves, and Lessee acknowledges and recognizes, Lessor's right, title and interest in and to an existing fifty (50) feet ingress/egress easement over the Premises to obtain access to the property located to the rear of the Premises.



                                      TERM

         2.01 The primary term of this Lease shall be for a period of five (5) year(s) commencing on July 1, 1997, and terminating on July 1, 2002 at 11:59 p.m., unless sooner terminated pursuant to the provisions of this Lease (the "Primary Term").

         2.02 Upon the expiration of the Primary Term of this Lease, and provided Lessee is not then in default hereunder, Lessee shall have the option to extend this Lease for three (3) consecutive additional periods of five (5) years (the "Option Terms"). In order to exercise any of these options, Lessee must give Lessor notice in writing of its intent to exercise the option to extend at least sixty (60) days prior to the expiration of the Primary Term, or the first or second Option Term, as the case may be. The rights of Lessor and Lessee during the Option Terms, if any, shall be governed by the terms and conditions of the Lease.

         2.03 For purposes of this Lease the Primary Term and the Option Terms are sometimes hereinafter collectively referred to as the "Term".

                                      RENT

         3.01 The annual rent for the use and occupancy of the Premises during the Primary Term and the Option Terms shall be Sixty Thousand and No/Dollars ($60,000.00), which shall be paid by Lessee to Lessor in equal monthly installments of Five Thousand and No/Dollars ($5,000.00). The total rent for the Primary Term and each Option Term is Three Hundred Thousand and No/100 Dollars ($300,000.00) per term, except as may be modified by Section 3.02 hereof. Notwithstanding anything contained herein to the contrary, no payment of rent shall be due and payable to Lessor until the Rental Commencement Date (as hereinafter defined).

         3.02 (a) In view of the fluctuating purchasing power of the dollar, the parties hereto, desiring to adjust the above described fixed rent to such purchasing power, agree that adjustments shall be made in the fixed rent from time to time as hereinafter provided, so as to reflect as early as possible such fluctuations. The parties hereto adopt as the standard for measuring such fluctuations the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series), All Items, U.S. City Average (the "Index"). The Index for a specific date (as required by this Lease) shall be deemed to mean the Index published on that date or, if not published on that date, the most recent publication of the Index prior to such date. If the publication of the Index shall be discontinued, "Index" shall be such other source selected by Lessor, in its sole and reasonable judgment, as is most nearly comparable to the Index as defined above. The first adjustment shall be made at the end of the third Lease Year of the Primary Term, and shall become effective on the first (1st) day of the fourth Lease Year of the Primary Term, and a like adjustment shall be made at the end of each subsequent Lease Year of the Primary Term and Option Term(s), if any.

             (b) Commencing at the end of the third Lease Year of the Primary Term of this Lease, the annual rent for the fourth Lease Year of the Primary Term and each subsequent Lease Year of the Primary Term and Option Term(s), if any, shall be adjusted annually as follows:

             (i) The annual rent for the immediately preceding Lease Year of the Term of this Lease shall be multiplied by a fraction, the numerator of which shall be the Index for the month which is three (3) months prior to the first month of the next ensuing Lease Year and the denominator of which shall be the Index for the month which is two (2) months prior to the commencement of the immediately preceding Lease Year.

             (ii) The figure resulting from the calculations set forth above shall be the new annual rent amount for the next ensuing Lease Year. Provided, however, notwithstanding anything to the contrary contained in this paragraph 3.02, in no event shall the annual rent due and payable hereunder be either: (A) LESS for any successive Lease Year than One Hundred percent (100%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index; or (B) MORE for any successive Lease Year than One Hundred and Three percent (103%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index.

         3.03 The annual rent due during any Lease Year of the Term of this Lease, shall be paid by Lessee to Lessor in equal monthly installments, together with any applicable sales tax due thereon. Such monthly payment shall be due and payable in advance, beginning on the Rental Commencement Date, and continuing on the first (1st) day of each month thereafter during the Term.

         3.04 If the Rental Commencement Date (as hereinafter defined) is a day other than the first day of a calendar month, then Lessee shall pay on the Rental Commencement Date a prorata portion of the fixed monthly rent described in the foregoing paragraphs, prorated on a per diem basis with respect to the fractional calendar month at the beginning of the Lease Year.

         3.05 The following words shall have the following definitions throughout this Lease. The term "Lease Year" shall mean for the first Lease Year, that period commencing with the Rental Commencement Date and ending on the last day of the 12th full calendar month following the Rental Commencement Date; and for each succeeding Lease Year, that period commencing with the first day of the calendar month after termination of the preceding Lease Year, and ending on the last day of the 12th month thereafter. The term "Calendar Year" shall mean for the first Calendar Year, the period commencing with the Rental Commencement Date and ending December 31st of the year in which the Primary Term of this Lease commenced; and for each succeeding Calendar Year, that period commencing on January 1st and ending December 31st of that year; and for the last Calendar Year, that period commencing January 1st of the last year of the Term of this Lease, and ending on the termination date of such Term. The term "Rental Commencement Date" shall mean June 30, 1997.

         3.06 The total monthly payment due hereunder, which includes the rent, shall be paid by Lessee to Lessor without notice or demand, and without abatement, reduction, setoff, counterclaim, defense or deduction, except as specifically provided herein, and shall be paid to Lessor in lawful money of the United States.

         3.07 Lessee will promptly pay all rent and other charges and render all statements herein prescribed at the office of Lessor at P.O. Box 19358, West Palm Beach, Florida 33416, or to such other person or corporation and at such other physical street address, as shall be designated by Lessor in writing at least ten (10) days prior to the next ensuing rent payment date.




                                 ADDITIONAL RENT

         4.01 All taxes, including real estate taxes, insurance premiums, charges, costs, and expenses that Lessee assumes or agrees to pay hereunder, together with any applicable Florida State sales and/or use tax, and together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that the Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease, shall be deemed to be "additional rent" and shall be due and payable immediately and, in the event of non-payment, Lessor shall have all the rights and remedies as herein provided for failure to pay rent.

                                   LATE CHARGE

         5.01 Lessee agrees to pay Lessor a late charge of five percent (5%) of each payment of rent required to be paid by Lessee hereunder not received by Lessor within fifteen (15) days of the due date thereof. It is agreed by the parties hereto that said late charge shall be for reimbursement to Lessor for collection charges incurred as a result of the overdue rent and/or additional rent. In the event that any check, bank draft, order for payment or negotiable instrument given to Lessor for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Lessor, Lessor shall be entitled to make an administrative charge to Lessee of Fifty Dollars ($50.00).

                                 PROPERTY TAXES

         6.01 Lessee shall be responsible to pay any and all real estate taxes due with respect to the Premises during the term of this Lease based on the highest available discount (i.e. payment amount in November). For fractions of a calendar month at the beginning or end of a month during the term of the Lease, the Lessee's liability for real estate taxes on the Premises shall be prorated based on the actual number of days in that particular month. Contemporaneously with the payment of such real estate taxes, Lessee shall pay Lessor any applicable Florida State sales or use tax that may be due on the payment of such real estate taxes by Lessee.

         6.02 The parties hereto understand and agree that Lessee shall pay the real estate taxes as set forth herein and shall deliver official receipts evidencing such payment unto Lessor, at the place at which rent is required to be made, which payment of the real estate taxes shall be made and said receipts delivered on or before the date the real estate tax itself would become delinquent in accordance with the law then governing the payment of such real estate taxes. The parties hereto agree that for the Calendar Year 1997, Lessee shall only be responsible to pay the real estate taxes due on the Premises for the period commencing with the Rental Commencement Date and ending December 31, 1997. Accordingly, for Calendar Year 1997, Lessor hereby agrees to refund to Lessee the real estate taxes due on the Premises for that portion of Calendar Year 1997 prior to the Rental Commencement Date (i.e. January 1, 1997, to the Rental Commencement Date), within thirty (30) days of Lessor's receipt of the receipt evidencing the payment of such real estate taxes by Lessee. The portion of the real estate taxes for Calendar Year 1997 which are Lessor's responsibility as set forth above shall be calculated based on the highest available discount (i.e. payment amount in November).

                       PUBLIC UTILITIES - UTILITY CHARGES

         7.01 Lessee shall pay all charges for gas, water, sewer, waste removal, electricity, telephone, alarm and other utility services used in the Premises during the term of this Lease. If any such charges are not paid when due, Lessor may pay the same, and any amounts so paid by Lessor shall thereupon become due to Lessor from Lessee as additional rents as provided for in Section 4.01 hereof.

                               USE AND RESTRICTION

         8.01 Lessee shall use the Premises for an automobile dealership. Lessee will neither use or permit any use of the Premises to be in conflict with any federal, state or local laws, or with any order or regulation of any governmental unit with jurisdiction over the Premises. In connection with Lessee's use of the Premises, it, its invitees, licensees, guests and employees shall, at all times, comply with all laws, ordinances and codes of any nature whatsoever which govern its use of the Premises, including, but not limited to, all environmental laws.

                            WASTE, DAMAGE AND REPAIR

         9.01 The Lessee shall not cause or permit any waste, damage or injury to the Premises. Subject to the provisions stated below, Lessee shall keep and maintain the Premises, the Improvements and every part thereof, including, but not limited to, all plumbing, electrical and lighting facilities, sprinklers, HVAC system and air conditioning units in good order and in a neat and clean condition, and shall repair and replace the same, if necessary, at its sole expense. All repairs, replacements and renewals by the Lessee shall be of an equal or better quality of materials and workmanship to that originally existing in the Improvements. If Lessee fails to perform its obligations under this paragraph, Lessor may at its option enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Lessee to Lessor upon demand as provided for in
Section 4.01 hereof.

                          CONSTRUCTION OF IMPROVEMENTS

         10.01 Upon payment in full by Lessee of that certain Promissory Note in the principal amount of $5,000,000.00, dated of even date herewith made by Lessee and payable to Lessor, Lessor, at its own expense, shall cause the 2135 square foot office building located on the Premises to be demolished.


                                   ALTERATIONS

         11.01 Lessee shall not make any alterations, additions or improvements to the Premises or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements to the Premises made by Lessee during the term of this Lease shall be in keeping with the quality and type of the Improvements presently located on the Premises. Any alterations, additions or improvements shall be done in good and workmanlike manner, and in compliance with all applicable building and zoning laws and with all laws, ordinances, orders, and requirements of all sovereign authorities and the appropriate departments, commissions, boards and officers thereof. The costs of any such alterations, additions or improvements to the Premises shall be paid in cash or its equivalent so that the Lessor's fee simple title to the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

                               CONSTRUCTION LIENS

         12.01 The Lessor's interest in the Premises shall not be subject to construction liens arising from Lessee's work or alterations and any repairs made by Lessee to the Premises. Lessee will not knowingly permit or suffer any lien attributable to Lessee or its agents or employees to attach to the Premises and nothing contained herein shall be deemed to imply any agreement of Lessor to subject Lessor's interest or estate to any construction lien or any other lien. If any construction lien is filed against the Premises as a result of alterations, installations, improvements or repairs made or claimed to have been made by Lessee or anyone holding any part of the Premises through or under Lessee, Lessee shall discharge the same within forty-five (45) days from the filing thereof. If Lessee fails to so discharge by payment, bond or court order any such construction lien, Lessor, at its option, in addition to all other rights or remedies herein provided, may pay or bond said lien or claim for the account of Lessee without inquiring into the validity thereof, and all sums so advanced by Lessor shall be paid by Lessee to Lessor as additional rent on demand. Pursuant to FLORIDA STATUTES, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Premises. Lessee agrees, if requested by Lessor, to join with Lessor in execution of a short form lease or memorandum of lease to be recorded in the Public Records of Palm Beach County, Florida, for the purposes of giving notice of this provision of this Lease.

                                    INSURANCE

         13.01 Lessee shall at all times during the term of this Lease maintain an "All Risk," fire and extended coverage insurance policy on the Premises and Improvements located thereon in an amount not less than one hundred percent (100%) of the full replacement value thereof, which amount shall be sufficient to prevent Lessee from being or becoming a co-insurer on any part of the risk. The term "replacement value" shall mean the actual cost of restoration of the Premises and the Improvements located thereon to as nearly the condition existing immediately prior to the damage or destruction. The "All Risk," fire and extended coverage insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor. The "All-Risk" coverage shall include endorsements for coverage for wind and hurricane damage as required by the local municipality.

         13.02 Throughout the term of this Lease, Lessee, at its sole cost and expense, shall obtain and maintain in full force and effect a comprehensive general public liability insurance policy with respect to the Premises, which insurance, shall be written with a carrier reasonably acceptable to the Lessor and with coverage limits of not less than One Million ($1,000,000.00) Dollars in respect of bodily injury or death to any one person and One Million ($1,000,000.00) Dollars in respect to any one accident or occurrence. The insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor.

         13.03 If Lessee shall fail to procure and maintain the insurance required hereunder, the Lessor may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by the Lessee to the Lessor, as additional rent by Lessee to Lessor upon demand as provided for in Section 4.01 hereof; but the election of Lessor to pay such premiums on behalf of the Lessee shall not waive the default thus committed by Lessee.

         13.04 Lessee will not do or permit anything to be done on the Premises or in the Improvements, or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said Premises, the Improvements, or on the property kept therein, or conflict with the fire laws or regulations, or with any insurance policy upon said Premises, the Improvements or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

         13.05 Lessor and Lessee each hereby waives any and all right of recovery against the other party or against the officers, employees, agents, representatives, customers and business visitors of such other party, for any loss or damage to such waiving party, its property or property of others under its control, arising from any cause covered by any insurance required to be carried by the parties hereto pursuant to the terms of this Lease or any other policy of insurance carried by such waiving party in lieu thereof, with respect to the Premises and/or the Improvements.



                                 CASUALTY DAMAGE

         14.01 In the event the Premises shall be destroyed or damaged by fire or other casualty during the term of this Lease, regardless of the extent of the destruction or damage, this Lease shall not be terminated, except as set forth below, and Lessee shall rebuild and repair the Premises to substantially conform to the Premises as were in existence prior to the damage or destruction and shall have access to all insurance proceeds for such rebuilding. Lessee shall commence the repair of such damage or destruction within forty-five (45) days from the date of such damage and shall diligently pursue the repairs to completion.

         14.02 If the Premises shall be partially damaged or destroyed by fire or other casualty, then during the period that Lessee is deprived of the use of the damaged portion of the Premises, Lessee shall be required to pay rent covering only that part of the Premises that it is able to occupy.

         14.03 If the Premises are totally damaged or rendered wholly untenantable for the carrying on of Lessee's business, as a result of a fire or other casualty, the rent and any other sums which Lessee is obligated to pay hereunder shall abate as of the date of the occurrence of such fire or other casualty, until the Premises have been rebuilt. Rent and other charges due by Lessee hereunder shall again commence in full if and when the Premises shall have been fully and completely rebuilt.

         14.04 In the event of fire or other casualty, all insurance proceeds payable on account of such casualty shall be allocated in the following manner. Lessee shall use such proceeds, first, to restore the existing building on the Premises, or any building erected by Lessee in lieu thereof, to at least as good a condition as the condition of the presently existing building on the date of commencement of the term of this Lease and to restore and/or replace any and all improvements, fixtures, furniture and equipment located on the Premises. The balance of the proceeds, if any, shall be remitted to Lessor. Insurance proceeds shall be subject to reasonable control by Lessor to insure the funds are allocated in the manner hereinabove provided. This Lease, as renewed, if that be the case, shall not terminate prior to its natural expiration date on account of any such fire or other casualty.

                                  CONDEMNATION

         15.01 The parties hereto agree that if the Premises, or any such portion thereof as will make the Premises unusable for the purpose herein leased, are taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date of taking, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the Premises and the Improvements located thereon shall belong to and be the property of Lessor. Nothing in this paragraph shall be construed to preclude Lessee from prosecuting any claim directly against a condemning authority for any damages recoverable by Lessee in Lessee's own right.


                          EVENT OF DEFAULT AND REMEDIES

         16.01 Each of the following events shall constitute an event of default or breach ("Event of Default") of this Lease by Lessee:

             (a) If Lessee shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors; or

             (b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

             (c) If Lessee shall fail to pay Lessor any rent, additional rent or other sums due hereunder when said amount shall become due and shall not make the payment within fifteen (15) days after receipt of written notice from Lessor indicating that said rent and/or additional rent is due; or

             (d) If Lessee shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of rent or any other monetary obligation and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance; or

             (e) If Lessee shall vacate or abandon the Premises. Lessee shall be deemed to have abandoned the Premises if rent and/or any other monetary obligation due under this Lease is not currently paid and Lessee is absent from the Premises for a period of thirty (30) days; or

             (f) If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.

         16.02 If an Event of Default shall occur, Lessor may, at its option, in addition to such other remedies as may be available under Florida law:

             (a) Terminate this Lease and re-enter and take possession of the Premises;

             (b) Recover possession of the Premises (with or without terminating this Lease, at Lessor's option) and remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, in the manner permitted by law;

             (c) Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease; and

             (d) Relet the Premises as Lessor may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Lessor is authorized to make such repairs to the Premises as may be necessary in the sole discretion of Lessor, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the minimum rent due hereunder then Lessee shall pay such deficiency each month upon demand therefor. Lessor shall be entitled to retain all amounts received in excess of the rent reserved hereunder.

             (e) If Lessor so desires by acceleration, all current and future rent and other monetary obligations due hereunder shall become immediately due and payable, subject to Lessor's obligations under Section 16.03. If Lessor exercises its right to accelerate, Lessor waives its right to the benefit of any increases in rent due to any future increases in CPI as of the date of acceleration.

         16.03 Lessor shall have the obligation to mitigate damages; provided, however, that the Lessor shall be entitled to consider such matters as the solvency, assets and the credit-worthiness of the proposed new tenant, the nature of the business of the proposed new tenant and its impact upon the Premises, the provisions for rental increases over the term and the length of the term of any proposed lease, the amount of broker's commissions, required build-out, rent holidays and any additional matters pertinent to the Lessor's decision to relet the Premises, in determining who, whether, and upon what terms Lessor will relet the Premises, and the reasonable business judgment of Lessor in that regard shall not be disturbed.

         16.04 No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future.

         17.01        [THIS SECTION INTENTIONALLY DELETED]

                         TITLE TO LEASEHOLD IMPROVEMENTS

         18.01 Until the last day of the term of this Lease, title to any building(s) or other Improvements constructed on the Premises by Lessee, and the equipment and other items installed in the existing building and/or in any other building(s) or Improvements erected by Lessee, or contained therein, and any changes, alterations, replacements, and/or additions to any of the foregoing, shall remain solely in Lessee; and Lessee alone shall be entitled to deduct all depreciation on Lessee's income tax returns on account of any of the foregoing. On termination of this Lease, Lessee shall have the right to remove all furniture, furnishings, fixtures, equipment, machinery, and other personally whatsoever brought upon and/or installed in the Premises and/or the building(s) and Improvements thereon by Lessee, provided that any damage caused by the removal of any permanently installed items shall be repaired by Lessee.

                              WARRANTIES OF LESSOR

         19.01    Lessor warrants and represents to Lessee that:

             (a) Neither the execution and delivery of this Lease nor its performance by Lessor as contemplated hereby will conflict with or result in a breach of, or constitute a default under, any contract, law, rule, regulation, mortgage, deed of trust, lease, loan, letter of credit, or any other agreement, instrument or court order to which Lessor is a party, or by which Lessor may be bound or effected;

             (b) Lessor has good and marketable title to the Premises and no party, entity or individual, other than Lessor is in possession of any portion of the Premises;

             (c) Lessor has no knowledge of any latent defects or adverse facts that exist with respect to the physical condition of the Premises which have not been specifically disclosed in writing to Lessee, including, without limitation, adverse soil conditions;

             (d) All utilities, including, but not limited to, water, electricity, telephone, cable, and sanitary sewer services and facilities have been extended to the Premises and are available in capacities adequate for the use as a general commercial facility;

             (e) There are no pending or, to the best of Lessor's knowledge, threatened condemnation or similar proceedings effecting the Premises and Lessor has not received any notice that such proceedings are contemplated; and

             (f) Lessor has no knowledge of any violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement effecting all or any portion of the Premises and Lessor has received no notice of any such violation issued by any governmental authority.

             (g) The roofs (including facia and soffits) of all buildings located on the Premises are in good condition and repair, the Improvements are structurally sound, Lessor has no knowledge of any asbestos in the Buildings or Improvements, there is no visible evidence of any water leaks, water damage or structural damage, and that all mechanical items, heating, cooling, electrical, plumbing systems and machinery are in good working condition as of the date of this Lease. Lessee may test for the existence of Radon and asbestos. If any test made by Lessee reveals the existence of asbestos, Lessor shall be obligated to remove or abate the asbestos at Lessor's sole cost and expense.

             (h) Lessor is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Lessor has full power to own the Premises and to conduct its present business from the Premises.

             (i) Lessor is not subject to any charter, by-law, rule, agreement or restriction of any kind or character which would prevent the consummation of this Lease and the transactions contemplated hereby. The Board of Directors and shareholders of Lessor have approved this Lease and the transactions contemplated hereby. Lessor (and each individual executing this Lease) has full power and authority to execute this Lease, fully perform hereunder and to consummate the transactions contemplated hereby without the consent or joinder of any other party.

             (j) To the best of Lessor's knowledge, no portion of the Premises is affected by any special assessments.

             (k) Lessor has received no notice from any governmental authority that its operation of the Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes, governmental rules or Environmental Laws.

             (l) No party, entity or individual, other than Lessor, is in possession of any portion of the Premises.

             (m) To the best of Lessor's knowledge (i) neither the Premises, nor the use or operation thereof by Lessor as an automobile dealership, violates any land use, Environmental Laws, hazardous or regulated material and/or waste handling, storage, treatment, disposal or discharge laws or other laws, building codes, zoning or other ordinances, rules or regulations, fire insurance regulations, or covenants, conditions and restrictions whether federal, state, local or private; and (ii) there exists no material violation of any covenants or agreements of any kind with tenants, or with any governmental jurisdiction or private party purporting or acting to restrict in any way the individual use and/or severability of the Premises; and (iii) neither the Premises nor the present operation and use, constitute an illegal use under any zoning or land use law or regulation, and none of the foregoing is the subject of any variance pursuant to any zoning or land use law or regulation; and (iv) there has not occurred upon the Premises, any spillage, leakage, discharge or release into the air, soil or groundwater of any Hazardous Materials.

             (n) Lessor has received no notice and has no knowledge of any pending or contemplated proceedings (i) to modify or amend any building code or zoning or land use law or regulation which affects the Premises; (ii) to impose any special assessment against or upon the Premises or any portion thereof; or
(iii) to modify, amend, suspend, revoke or terminate any environmental, occupancy, use, operating or other permit issued or pending in connection with the Premises (except for the revocation of the license of Don Cook Motors to operate an automobile dealership), or the occupancy, use of operation thereon of any tenant thereon.

             (o) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy pursuant to any other debtor, relief loss contemplated or filed by Lessor.

             (p) There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Premises or any portion thereof.

             (q) There is no litigation or proceeding pending or threatened against or relating to Lessor or to any portion of the Premises.

             (r) All utilities, including but not limited to, water, electricity, telephone, cable and sanitary sewer services and facilities have been extended to the Premises and are available to the Premises at a reasonable cost to the Premises and capacity is adequate for the structures existing at the time the structures were permitted and/or remodeled and adequate for current usage.

             (s) The use of the Premises as an automobile dealership is permitted under the current zoning classification for the Premises. All permits associated with use of the Premises as an automobile dealership have been obtained and are in good standing. The Premises contains the necessary number of parking spaces to be in compliance with applicable zoning regulations and land development code of the applicable municipality. To the best of Lessor's knowledge, all Improvements on the Premises where permitted, conforming structures under applicable land use, zoning and building laws and ordinances in effect when the Improvements were constructed. Lessee shall be responsible for obtaining any special exception permits required by the local municipality.

             (t) The Premises and Lessor are not in violation of any permit or agreement obtained from any governmental body or agency in regards to the development of the Premises.

                            ASSIGNMENT AND SUBLETTING

         20.01 The Lessee covenants and agrees not to encumber or mortgage Lessee's leasehold interest hereunder nor assign this Lease or sublet all or any part of the Premises without the prior written consent of Lessor, such consent not to be unreasonably withheld. No assignment or subletting, even with the consent of Lessor, shall relieve Lessee of its obligations to pay rent any other sums due by Lessee under this Lease and the performance of all obligations required by Lessee under this Lease, unless Lessor shall specifically so agree.




                               ACCESS TO PREMISES

         21.01 Lessor and Lessor's representatives shall have the right to enter upon the Premises at all reasonable times after providing Lessee with prior written notice for the purpose of inspecting same or for making repairs, additions or alterations pursuant to the terms herein. Except in cases of emergency, Lessor and its agents shall be accompanied by Lessee or its agents when in the Premises, and Lessor shall conduct its examination and make its repairs in a manner reasonably calculated to cause minimal interference with the business of Lessee.

                                  SUBORDINATION

         22.01 Upon request of the Lessor, Lessee will subordinate its rights hereunder to the lien of any mortgage, deed of trust (including blanket mortgages or deeds of trusts covering the Premises or other properties of the Lessor) or any other security interest which has been or which hereafter may be placed upon the Premises or any portion thereof, and to any renewals, modifications, consolidations, replacements and extensions thereof; provided, Lessee receives a non-disturbance agreement from the mortgage or lien holder which shall recognize the validity and continuance of this Lease. Within sixty
(60) days of the date hereof, Lessor shall provide to Lessee, non-disturbance agreements from all existing mortgagees which shall recognize the validity and continuance of this Lease and provide that so long as Lessee is not in default in the payment of rent or performance of any obligation under the Lease, Lessee's possession of the Premises and its rights and privileges under the Lease or any renewal thereof shall not be diminished or interfered with by the mortgagee, and estoppel certificates from each mortgagee certifying that not default exists under any loans, promissory notes or mortgages securing the Premises. If any Lender does not agree to provide the aforesaid certificate, Lessee shall have no obligation to subordinate or attorn to said Lender.

                                      SIGNS

         23.01 Lessee shall be entitled to place any and all signs necessary to adequately display the name of Lessee and the business which Lessee is conducting from the Premises. All of Lessee's signage shall be in compliance with all applicable laws, codes and ordinances.

                                    NO WAIVER

         24.01 No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as an acquiescence thereto. One or more waivers of any violation or breach or failure to comply with any of the covenants, terms, provisions or conditions of this Lease by either party shall not be construed by the other party as a waiver of any subsequent violation, breach or failure to comply with the same or any other covenant, term, provision, or condition contained in this Lease. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in exercising its rights resulting from any default, and Lessor's acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor's right with respect to such default, nor of any subsequent default. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.

                              SUCCESSOR IN INTEREST

         25.01 All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

                                     NOTICES

         26.01 Any notice which either party may or is required to give, shall be given in writing and shall be deemed to have been duly given upon the date thereof if delivered personally, or by facsimile provided that a duplicate copy is promptly mailed by U.S. Mail, certified, return receipt requested, or upon the date following the date thereof if delivered by overnight courier which provides a receipt, such as Federal Express, in either case with adequate postage prepaid, addressed to the appropriate party and marked to a particular individual's attention as hereinafter provided. Each notice shall be effective upon being so deposited, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability of the United States Postal Service or air courier service to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent as of the next business day following deposit. If either party to this Lease shall change their address, that party shall notify the other party of such change by notice delivered in accordance with this paragraph. The initial addresses of the parties shall be as set forth below, or at such other place as may be designated by the parties from time to time:


         TO THE LESSOR AT:   P.O. Box 19358
                             West Palm Beach, Florida  33416

         WITH COPY TO:       Bob Saylor
                             1615 Forum Place #300
                             West Palm Beach, Florida  33401

         TO THE LESSEE AT:   Smart Choice Automotive Group, Inc.
                             5200 South Washington Avenue
                             Titusville, Florida 32780

         WITH COPY TO:       Randolph Fields, Esquire
                             Greenberg Traurig
                             111 North Orange Avenue, Suite 2050
                             Orlando, FL  32801

Any notice or demand made as set forth above shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt, if sooner; any other notice or demand not so mailed but delivered by courier service or by hand delivery shall be deemed given on the date of actual receipt. Such addresses may be changed from time to time by either party by serving notices as above provided, but each party shall at all times have a physical street address within the continental United States of America as one of the addresses to which notices may be delivered.]

                                ENTIRE AGREEMENT

         27.01 This Lease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statement or representations, if any, of any party hereto or any representative of a part hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified or terminated in any way except by a written document executed by Lessor and Lessee. This Lease shall not be binding until it has been executed by Lessee and Lessor.

                              AUTHORITY TO EXECUTE

         28.01 Lessor and Lessee do hereby respectively represent to each other that each has the capacity and authority to enter into this Lease. If either Lessee or Lessor is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation (or under the pertinent partnership agreements), that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.

                              LEASE NOT RECORDABLE

         29.01 At the request of either party, Lessor and Lessee shall promptly execute, acknowledge and deliver a memorandum or short form of Lease sufficient for recording. Said memorandum or short form of Lease shall make specific reference to Lessee's Right of First Refusal provided in Section 44 of this Lease. In no event shall this Lease be recorded and if Lessee records this Lease in violation of the terms hereof, in addition to any other remedy available to Lessor upon Lessee's default, Lessor shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum or short form of lease is recorded, on the termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quit-claiming to Lessor all right, title and interest of Lessee in and to the Premises by reason of this Lease or otherwise.

                                    RADON GAS

         30.01 Radon gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                 TIME OF ESSENCE

         31.01 It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

                                 ATTORNEYS' FEES

         32.01 In the case of the failure of either party to perform and comply with any of the covenants and conditions hereof within the time herein specified, whether suit be brought or not, the party so failing to perform and comply hereby agrees to pay to the other party hereto all costs, charges, and expenses of such collection or other enforcement of rights in any suit or otherwise, including its reasonable attorneys' fees. The prevailing party in any litigation arising out of this Lease, including any appellate proceedings and bankruptcy proceedings, shall be entitled to the award of its reasonable attorney's fees and costs.

                                  SEVERABILITY

         33.01 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                 APPLICABLE LAW

         34.01 This Lease shall be construed under the laws of the State of Florida and the venue of any action to enforce rights hereunder shall be Palm Beach County, Florida.

                 LESSOR'S RIGHT TO SATISFY LESSEE'S OBLIGATIONS

         35.01 If Lessee fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Lessor may after written notice to Lessee perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Lessee's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred shall be paid by Lessee to Lessor upon demand. In the event Lessee in the performance or nonperformance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises, Lessor will have all rights set forth in this paragraph immediately without the necessity of providing Lessee any advance notice.

                                OFFSET STATEMENT

         36.01 Upon the request of either party at anytime and from time to time, Lessor and Lessee agree to execute and deliver to the other within ten
(10) days after receipt of such request, a written instrument, duly executed, addressed to either Lessor or Lessee, as may be applicable, and/or to any person designated by either Lessor or Lessee, at their sole cost and expense, (a) ratifying this Lease; (b) stating the commencement and termination dates of this Lease and (c) certifying (1) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended except by such writing as shall be stated, (2) that all conditions under this Lease to be performed by either the Lessor or Lessee have been satisfied (stating exceptions, if any,), (3) no defenses or offsets against the enforcement of this Lease by Lessor or Lessee exist (or, if any, stating those claimed), (4) advance rent, if any, paid by Lessee, (5) the date to which rent has been paid, (6) the amount of security deposited with Lessor, if any, (7) the options available to Lessee to extend the term and which options have been exercised, if any, and (8) such other information as either party may reasonably require. Persons receiving such statements shall be entitled to rely upon them.

                              CAPTIONS AND HEADING

         37.01 The captions and headings are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs of this Lease or in any way affect this Lease.

                              HAZARDOUS SUBSTANCES

         38.01 For purposes of this paragraph, the term "Hazardous Substances" means and shall include any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or any other substances declared to be hazardous or toxic under any federal, state or local laws, ordinances, rules or regulations now or hereafter in effect.

         39.02 Lessor warrants and represents to Lessee that:

             (a) To the best of their knowledge, the Premises and the Lessor are not in violation of, or subject to any existing, pending, or threatened investigation regarding the Premises by any federal, state or local governmental authority, under any law, statute, ordinance or regulation pertaining to Hazardous Substances (collectively, the "Environmental Laws");

             (b) To the best of their knowledge, the previous uses and ownership of the Premises have not resulted in the release or disposal of Hazardous Substances on the Premises;

             (c) To the best of their knowledge, there are no Hazardous Substances or materials which are being stored or otherwise held on, under or about the Premises, by the Lessor, except in compliance with all Environmental Laws;

             (d) To the best of their knowledge, any handling, transportation, storage, treatment or use of Hazardous Substances that has occurred on the Premises to date, has been in compliance with all Environmental Laws;

             (e) To the best of their knowledge, no leak, spill, release, discharge, omission or disposal of Hazardous Substances has occurred on the Premises, to date, and the soils and groundwaters on or under the Premises are free of Hazardous Substances as of the date of this Lease; and

             (f) Lessor has not received any notice of any violation of any Environmental Laws pertaining to the Premises.

         38.03 Lessor agrees to indemnify Lessee and hold Lessee and its employees, partners, heirs, personal representatives, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney's fees and expenses), directly or indirectly resulting in whole or in part from any violation of any Environmental Laws applicable to the Premises caused by Lessor or caused during Lessor's ownership of the Premises. Lessee shall be reimbursed by Lessor immediately upon demand for any and all sums paid and costs incurred by Lessee with respect to the foregoing matters. The foregoing Lessor's environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease.

         38.04 Lessee, its agents, employees, contractors or invitees, shall not use the Premises in any manner that violates any applicable Environmental Laws. Lessee shall not cause or permit the Premises to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Substances, except as exempted or properly permitted under applicable Environmental Laws.

                              INDEPENDENT COVENANTS

         39.01 The covenants to pay rent, additional rent and other amounts hereunder are independent covenants, and Lessee shall not have the right to hold back, off set, or fail to pay any such amounts for default by Lessor or any other reason whatsoever.

                         CONSTRUCTION AND INTERPRETATION

         40.01 The fact that a party may be deemed to have drafted or structured any provision hereof shall not be considered in construing that particular provision either in favor of or against such party.

                                 QUIET ENJOYMENT

         41.01 Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions of Lessee's part to be observed and performed, Lessee shall peacefully and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Lessor, subject nevertheless, to the terms and conditions of this Lease.


                             RELATIONSHIP OF PARTIES

         42.01 Notwithstanding anything contained herein to the contrary, it is agreed that the Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of, Lessee in the conduct of its business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of its business. Nothing in this Lease contained shall be deemed or construed to confer upon Lessor any interest in the business of the Lessee. The relationship of the parties during the term of this Lease shall at all times be that of Lessor and Lessee.

                              BROKERAGE COMMISSION

         43.01 Lessee represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessor against and holds harmless Lessor from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

         43.02 Lessor represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessee against and holds harmless Lessee from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

                             RIGHT OF FIRST REFUSAL

         44.01 If at any time during the term of this Lease or during any optional renewal term which is applicable, Lessor receives a bona fide offer to purchase the Premises which is acceptable to Lessor (hereinafter referred to as Offer), Lessor shall notify Lessee in writing of Offer and all of its terms and conditions, in detail (hereinafter referred to as Notice of Offer). Lessee shall have twenty (20) days from receipt of Notice of Offer in which to notify Lessor in writing of its election to purchase the Premises in accordance with the terms and conditions of Offer.

         44.02 If Lessee elects to purchase the Premises in accordance with the terms and conditions of Offer, the closing shall be as specified in Offer.

         44.03 If Lessee fails to notify Lessor of its election to purchase the Premises in accordance with the terms and conditions of Offer within twenty (20) days from receipt of Notice of Offer, then Lessor may accept Offer from the third party provided the terms and conditions of Offer are unchanged and the closing takes place within the time period and on all the terms and conditions set forth in Offer. This paragraph 44.03 shall apply to any form of exchange of the Premises for other property, but shall not apply to a gift, inheritance or distribution to the shareholder of Lessee. Failure by Lessee, on any given occasion, to exercise the foregoing right of first refusal shall not be deemed to preclude Lessee from exercising such right on any subsequent given occasion. The within right of first refusal shall survive any transfer(s) of the Premises
 .

         44.04 Lessee shall have no right of First Refusal, and this Article 44 shall not be applicable to, transfers from Lessor or Don Cook to any family member of Don Cook or any entity wholly-owned by Lessor and/or Don Cook.

                                LESSOR'S CONSENT

         45.01 Anything in this Lease to the contrary notwithstanding, whenever according to the terms of this Lease the consent of Lessor shall be required, Lessor covenants that it shall not unreasonably withhold or delay the granting of its consent to any action contemplated by Lessee.

                                  COUNTERPARTS

         46.01 This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute but one instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have set their hand and seals this 30th day of June, 1997.

WITNESSES:                                                  LESSOR:

         /S/ THOMAS E. CONLAN                               BOARTMART, INC.,
                                                            A FLORIDA CORPORATION
Print Name:           THOMAS E. CONLAN

         /S/ JAN CRANK                                      By:      /S/ MADIE A. STRATEMEYER
                                                            Name:    MADIE A. STRATEMEYER
Print Name:           JAN CRANK                             Title:   PRESIDENT


                                                            LESSEE:

         /S/ ELIZABETH A. ZYGMUNTOWICZ                      FIRST CHOICE AUTO FINANCE, INC., A FLORIDA CORPORATION

Print Name:           ELIZABETH A. ZYGMUNTOWICZ
                                                            By:      /S/ J. NEAL HUTCHINSON, JR.
         /S/ JAMES T. VARNADOE                              Name:    J.N. HUTCHINSON, JR.
                                                            Title:            V.P.
Print Name:           JAMES T. VARNADOE


THE UNDERSIGNED, SMART CHOICE AUTOMOTIVE GROUP, INC., joins herein to evidence its agreement to unconditionally guarantee all obligations of Lessee hereunder.

WITNESSES:                                                  GUARANTOR:

         /S/ ELIZABETH A. ZYGMUNTOWICZ                      SMART CHOICE AUTOMOTIVE GROUP, INC.,
                                                            A FLORIDA CORPORATION.
Print Name: ELIZABETH A. ZYGMUNTOWICZ

         /S/ JAMES T. VARNADOE                              By:      /S/ J. NEAL HUTCHINSON, JR.
                                                            Name:    J.N. HUTCHINSON, JR.
Print Name:           JAMES T. VARNADOE                     Title:   ASSISTANT V.P.

                       ASSIGNMENT AND ASSUMPTION OF LEASE
                          AND INDEMNIFICATION AGREEMENT

                               (Okeechobee Lease)

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND INDEMNIFICATION AGREEMENT (the "Assignment") is made and entered into this 30th day of June, 1997, by and between STRATA HOLDING, INC., a Florida corporation, d/b/a DON COOK MOTORS (the "Assignor"), and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Assignee").

                                R E C I T A L S:

         A. ATLAS AUTO STORAGE, INC., a Florida corporation("Atlas"), as
Lessee, and FRANK J. ZAIC and HELENA S. ZAIC (collectively, "Zaic"), as Lessor entered into that certain Agreement of Lease dated as of May 30, 1984 (the "Master Lease"), a copy of which is attached hereto as EXHIBIT "A" and incorporated herein by this reference, whereby Zaic leased to Atlas certain property located at 2000 Okeechobee Blvd., West Palm Beach, Florida 33409, as more particularly described in the Master Lease (the "Demised Premises"), the term of which Master Lease began on January 1, 1987 and will end on December 31, 1997.

         B. Atlas, as Sublessor, and PALM BEACH FINANCE AND MORTGAGE, INC. ("Palm Beach Finance"), a Florida corporation, as Sublessee, entered into that certain Agreement of Sublease dated as of October 16, 1985 (the "Sublease"), a copy of which is attached hereto as EXHIBIT "B" and incorporated herein by this reference, whereby Atlas subleased to Palm Beach Finance the Demised Premise subject to and upon the terms and conditions of the Master Lease, the term of which Sublease began on January 1, 1987.

         C. By Non-Disturbance Agreement dated October, 1985 by and between Zaic, Atlas and Palm Beach Finance, a copy of which is attached hereto as EXHIBIT "C" and incorporated herein by this reference, Zaic agreed, pursuant to the terms thereon, not to disturb Palm Beach Finance in its possession of the Demised Premises under the Sublease.

         D. By Assignment of Lease dated October 16, 1985, (the "First Assignment") by and between Palm Beach Finance and CARS LIMITED, INC. d/b/a PALM BEACH AUTO STORAGE ("Cars Limited"), Palm Beach Finance assigned, transferred and set over unto Cars Limited all of Palm Beach Finance's right, title and interest in and to the Sublease. A copy of the First Assignment is attached hereto as EXHIBIT "D" and incorporated herein by this reference.

         E. By letter dated November 20, 1992, a copy of which is attached hereto as EXHIBIT "E" and incorporated herein by this reference, Cars Limited, as sublessee under the Sublease, exercised its right to extend the Sublease, the term of which will end on December 31, 1997.

         F. Cars Limited, as Lessee, and Zaic, as Lessor, entered into that certain Agreement of Lease dated as of December 30, 1994 (the "New Lease"), a copy of which is attached hereto as EXHIBIT "F" and incorporated herein by this reference, whereby, upon the expiration of the Master

Lease and Sublease on December 31, 1997, Zaic will lease the Demised Premises directly to Cars Limited.

         G. By Assignment of Lease dated May 9, 1997 (the "Second Assignment") by and between Cars Limited and Assignor, Cars Limited assigned, transferred and set over unto Assignor all of Car's Limited's right, title and interest in and to the Sublease and the New Lease. A copy of the Second Assignment is attached hereto as EXHIBIT "G" and incorporated herein by this reference.

         H. Assignor has on this day transferred, sold and conveyed to Assignee certain assets of Assignor used or usable by Assignor in the operation of an automobile dealership business (the "Business") from the Demised Premises.

         I. In connection with sale to Assignee of those certain assets of Assignor used or usable by Assignor in the operation of the Business, Assignor is desirous of assigning to Assignee all of Assignor's rights, title and interest in and to the Sublease and the New Lease, and Assignee is willing to accept such assignment of the Sublease and the New Lease and assume Assignor's obligations under the Sublease and the New Lease from and after the date of this Assignment.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants herein set forth, the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The above Recitals are true and correct and are incorporated herein by this reference.

         2. Assignor does hereby assign, transfer, set over and deliver unto Assignee the Sublease and the New Lease, subject to all terms, conditions, reservations and limitations set forth in the Sublease, the New Lease and the Master Lease, and all of Assignor's right, title and interest in and to the Sublease and the New Lease, including, but not limited to, all of Assignor's right, title and interest in and to the right of first refusal to purchase the Demised Premises pursuant to Section XV of the New Lease.

         3. Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the terms, covenants and conditions of the Sublease, the New Lease and the terms of the Master Lease which are incorporated into the Sublease, on the part of the Lessee therein to be performed from and after the date hereof.

         4. Assignor hereby represents and warrants as follows:

             a. That Assignor has not entered into or executed a prior assignment of the Sublease or New Lease.

             b. That Assignor has full authority to enter into this Assignment, and the execution hereof is not precluded or prohibited in any manner or for any reason whatsoever.

             c. That the Master Lease, Sublease and New Lease are in full force and effect according to their terms, and no default exists under either the Master Lease, Sublease or New Lease. Exhibits "A," "B," and "F" attached hereto are true and complete copies of the Master Lease, Sublease and New Lease, respectively, and all amendments thereto.

             d. That the term of the Master Lease commenced on January 1, 1987, the term of the Sublease commenced on January 1, 1997, and that the term of the New Lease will commence on January 1, 1998.

             e. That there exists no facts and no events have occurred which, with the passage of time or the giving of notice or both, would constitute a breach or default on the part of any party under the Master Lease, Sublease or New Lease.

             f. That the current monthly rent due under the Sublease is $3,000, which (EXCLUDES) sales tax at the rate of 6% and such rent has been paid in full through and including June 30, 1997.

             g. That, as of January 1, 1998, the monthly rent due under the New Lease is $3,750.00, which EXCLUDES sales tax at the rate of 6% and the first monthly installment of rent is not yet due and payable and has not been paid.

             h. Assignor has received no notice from any governmental authority nor does Assignor have any knowledge that the Demised Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes or other governmental rules.

         5. Assignee hereby represents and that Assignee has full authority to enter into this Assignment, and the execution hereof is not precluded or prohibited in any manner or for any reason whatsoever.

         6. Assignor covenants and agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, actions, damages, liabilities and expenses (including without limitations, reasonable attorneys' fees and court costs whether incurred at trial, appellate level and/or bankruptcy or other creditor's rights proceedings) imposed on, incurred by or asserted against Assignee by reason of or arising under the Master Lease, Sublease or New Lease prior to the date of this Assignment, including, but not limited to losses, liabilities (including strict liability), damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by or against Assignee by any person, or entity or governmental agency for, with respect to, or as a direct or indirect result of any release, escape, discharge, seepage, leakage, spillage or emission from the Demised Premises of any Hazardous Substance (as that term is defined in any Federal, state or local environmental law) or any violation of any Federal, state or local environmental law occurring before the date of this Assignment.

         7. Assignee covenants and agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, actions, damages, liabilities and expenses (including without limitation, reasonable attorneys' fees and court costs whether incurred at trial, appellate level and/or bankruptcy or other creditor's rights proceedings) imposed on, incurred by or asserted against Assignor by reason of or arising under the Master Lease, Sublease or New Lease from and after the date of this Assignment, including, but not limited to losses, liabilities (including strict liability), damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by or against Assignee by any person, or entity or governmental agency for, with respect to, or as a direct or indirect result of any release, escape, discharge, seepage, leakage, spillage or emission from the Demised Premises of any Hazardous Substance (as that term is defined in any Federal, state or local environmental law) or any violation of any Federal, state or local environmental law occurring after the date of this Assignment.

         8. All of the covenants, terms and conditions set forth in this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         9. This Assignment shall be construed and enforced in accordance with the laws of the State of Florida.

         10. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be deemed to be a single instrument and shall be effective when one or more counterparts have been signed by each of the parties.

         11. In the event that either party finds it necessary to employ an attorney to enforce any of the provisions of this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in connection therewith, at both trial and appellate levels, including bankruptcy proceedings, whether such fees are involved in monitoring the bankruptcy proceeding or are incurred in active litigation within such proceeding, in addition to any other performances or damages to which the party may be entitled.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Assignment and Assumption of Lease and Indemnification Agreement has been executed by the parties hereto in a manner and form sufficient to bind them on the day and year first above written.

Signed, sealed and delivered
in the presence of:

WITNESSES:                      ASSIGNOR:

                                         STRATA HOLDING, INC.,
                                         a Florida corporation

         /S/ TOM CONLAN          /S/     DON COOK

Print Name:       TOM CONLAN             Print Name:       DON COOK

         JAN CRANK                       Its:     PRESIDENT

Print Name:       JAN CRANK

                                         ASSIGNEE:

                                         FIRST CHOICE AUTO FINANCE, INC.,
                                         a Florida corporation

                                         By:      /S/ J.NEAL HUTCHINSON, JR.

Print Name:                              Print Name:       J.N. HUTCHINSON, JR.

                                         Its:     V.P.

Print Name:

                          JOINDER AND CONSENT OF LESSOR



         FRANK J. ZAIC AND HELENA S. ZAIC as the Lessor under the Master Lease and New Lease, hereby consent to the assignment and transfer of the Sublease and New Lease by Assignor to Assignee and to the assumption of the Sublease and New Lease and all terms and conditions therein by Assignee.

         Lessors hereby warrant and represent to Assignor and Assignee as follows:

         1. The Master Lease, Sublease and New Lease are in full force and effect and that no default exists under the Lease. Exhibits "A," "B," and "F" attached hereto are true and complete copies of the Master Lease, Sublease and New Lease, respectively, and all amendments thereto.

         2. That the term of the Master Lease commenced on January 1, 1987, the term of the Sublease commenced on January 1, 1997, and that the term of the New Lease will commence on January 1, 1998.

         3. The terms of both Master Lease and Sublease were properly extended by the appropriate lessee thereunder and shall expire on December 31, 1997.

         4. There exists no facts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a breach or default on the part of any party under the Master Lease, Sublease or New Lease.

         5. The current monthly rent due under the Sublease is $3,000, which (EXCLUDES) sales tax at the rate of 6% and such rent has been paid in full through and including June 30, 1997.

         6. As of January 1, 1998, the monthly rent due under the New Lease is $3,750.00, which EXCLUDES sales tax at the rate of 6% and the first monthly installment of rent is not yet due and payable and has not been paid.

         7. Lessor has received no notice from any governmental authority nor does Lessor have any knowledge that the Demised Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes or governmental rules.

         8. There are no eminent domain proceedings currently pending which affect the Demised Premises nor does Lessor have any knowledge of any threatened or contemplated eminent domain proceedings which will affect the Demised Premises.

         9. The use of the Demised Premises as an automobile dealership is permitted under the current zoning classifications for the Demised Premises.

         Lessor hereby agrees and acknowledges that from the date of this Assignment through the end of the term of the New Lease, as extended, renewed or modified, Assignee shall have the right of first refusal to purchase the Demised Premises pursuant to the terms of Section XV of the New Lease.

         IN WITNESS WHEREOF, this Joinder and Consent of Lessor which is a part of the Assignment and Assumption of Lease and Indemnification Agreement has been executed by the Lessor in a manner and form sufficient to bind Lessor on the day and year set forth hereinbelow.

Signed, sealed and delivered in the presence of:

WITNESSES:             LESSOR:


                                          FRANK J. ZAIC
Print Name:

                        ____________________________________
                                          HELENA J. ZAIC
Print Name:             Date:

                                   EXHIBIT "A"

                                  MASTER LEASE

                                   EXHIBIT "B"

                                    SUBLEASE

                                   EXHIBIT "C"


                            NONDISTURBANCE AGREEMENT

                                   EXHIBIT "D"

                                FIRST ASSIGNMENT

                                   EXHIBIT "E"

                           EXERCISE OF RENEWAL OPTION

                                   EXHIBIT "F"

                                    NEW LEASE

                                   EXHIBIT "G"

                                SECOND ASSIGNMENT

This document was prepared by
and should be returned to:
Orlando L. Evora, Esq.
Greenberg Traurig Hoffman Lipoff
Rosen & Quentel, P.A.
P. O. Box 4923
Orlando, Florida 32802-4923

                              TERMINATION OF LEASE

         This Termination of Lease (the "Termination") is made and entered into as of this 30th day of June, 1997, by and between STRATA REALTY, INC., a Florida corporation, whose address is 1589 South Military Trail, West Palm Beach, Florida 33415 (the "Landlord"), and STRATA HOLDING, INC., a Florida corporation, whose address is 1589 South Military Trail, West Palm Beach, Florida 33415 (the "Tenant").

                                R E C I T A L S:

         A. Landlord and Tenant entered into a certain Real Estate Lease dated June 1, 1995 (the "Lease"), whereby Tenant leased from Landlord certain real property lying and being in Palm Beach County, Florida, together with improvements thereon, consisting of an 8,000 sq. ft. sales office, business office, shop area and the surrounding parking lot, more particularly described as follows (the "Property"):


            See EXHIBIT "A" attached hereto and incorporated herein by this reference.

         B. Landlord and Tenant have not sold, transferred, conveyed or assigned any interest in and to the Lease and are the only parties with any interest in and to the Lease.

         C. Landlord and Tenant desire to terminate the aforementioned Lease.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The above recitals are true and correct and are incorporated herein by this reference.

         2. Landlord and Tenant do hereby acknowledge and agree that the Lease is hereby terminated as of the date of this Termination and thenceforth shall be null and void.

         3. This Termination and all of the provisions hereof shall bind and inure to the benefit of the parties herein, their heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Termination of Lease to be signed, sealed and delivered all as of the day, month and year first above written.

Signed, sealed and delivered
in the presence of:                             LANDLORD:

                                                STRATA REALTY, INC., a Florida
                                                corporation

/S/ TOM CONLAN                                  By:      /S/ DON COOK
                                                Print Name:       DON COOK
Print Name:     TOM CONLAN                      Title:            PRESIDENT

     /S/ JAN CRANK

Print Name:           JAN CRANK


                                                TENANT:

     /S/ TOM CONLAN                             STRATA HOLDING, INC., a Florida
                                                corporation
Print Name:     TOM CONLAN
                                                By:      /S/ DON COOK
     /S/ JAN CRANK                              Print Name:       DON COOK
                                                Title:            PRESIDENT
Print Name:       JAN CRANK


STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Don Cook, as the President of STRATA REALTY, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X), or has produced _________________________ as identification.


                                             /S/ JANICE M. CRANK
                                    NOTARY PUBLIC
                                    Print Name:       JANICE M. CRANK
                                    My Commission Expires:

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Don Cook, as the President of STRATA HOLDING, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X), or has produced ____________________ as identification.


                                        /S/ JANICE M. CRANK
                               NOTARY PUBLIC
                               Print Name:       JANICE M. CRANK
                               My Commission Expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION



The South 162.18 feet. of the east 473.03 feet of the South 1/2 of Lot 1, Block 3, lying west of a platted road right-of-way (60 ft.) as shown on Plat No. 1, Palm Beach Plantations, a subdivision of Section 12, Township 44 South, Range 42 East, according to the Plat thereof on file in the office of the Clerk of Circuit Court in and for Palm Beach County, in Plat Book 10, Page 20, except the East 30 feet thereof conveyed to Palm Beach County for road purpose, but including an easement for ingress and egress via the 25 foot strip of land lying north of and adjacent to the north line of the above described.

This document was prepared by
and should be returned to:
Orlando L. Evora, Esq.
Greenberg Traurig Hoffman Lipoff
Rosen & Quentel, P.A.
P. O. Box 4923
Orlando, Florida 32802-4923



                              TERMINATION OF LEASE

         This Termination of Lease (the "Termination") is made and entered into as of this 30th day of June, 1997, by and between BOATMART, INC., a Florida corporation, whose address is 1575 South Military Trail, West Palm Beach, Florida 33415 (the "Landlord"), and READY FINANCE, INC., a Florida corporation, whose address is 1575 South Military Trail, West Palm Beach, Florida 33415 (the "Tenant").

                                R E C I T A L S:

         A. Landlord and Tenant entered into a certain Real Estate Lease dated September 1, 1993 (the "Lease"), whereby Tenant leased from Landlord certain real property lying and being in Palm Beach County, Florida, together with improvements thereon, consisting of a 2135 sq. ft. office building and all surrounding property (162' frontage by 450' deep, 72,000 sq. ft.) located at 1575 South Military Trail, West Palm Beach, Florida (the "Premises").

         B. Landlord and Tenant have not sold, transferred, conveyed or assigned any interest in and to the Lease and are the only parties with any interest in and to the Lease.

         C. Landlord and Tenant desire to terminate the aforementioned Lease.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The above recitals are true and correct and are incorporated herein by this reference.

         2. Landlord and Tenant do hereby acknowledge and agree that the Lease is hereby terminated as of the date of this Termination and thenceforth shall be null and void.

         3. This Termination and all of the provisions hereof shall bind and inure to the benefit of the parties herein, their heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Termination of Lease to be signed, sealed and delivered all as of the day, month and year first above written.

Signed, sealed and delivered
in the presence of:                     LANDLORD:

                                        BOATMART, INC., a Florida corporation

     /S/ TOM CONLAN                     By:            /S/ MADIE A. STRATEMEYER
                                        Print name:    MADIE A. STRATEMEYER
Print Name:       TOM CONLAN            Title:         PRESIDENT

          /S/ JAN CRANK

Print Name:       JAN CRANK


                                        TENANT:

                                        READY FINANCE, INC., a Florida
corporation
         /S/ TOM CONLAN

Print Name:       TOM CONLAN            By:            /S/ DON COOK
                                        Print Name:         DON COOK
     /S/ JAN CRANK                      Title:

Print Name:       JAN CRANK


STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Madie A. Stratemeyer, as the President of BOATMART, INC., a Florida corporation, on behalf of the corporation. She is personally known to me
(X), or has produced ___________________ as identification.


                                            /S/ JANICE M. CRANK
                                   NOTARY PUBLIC
                                   Print Name:       JANICE M. CRANK
                                   My Commission Expires:

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Don Cook, as the President of READY FINANCE, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X), or has produced ________________________ as identification.


                                             /S/ JANICE M. CRANK
                                    NOTARY PUBLIC
                                    Print Name:  JANICE M. CRANK
                                    My Commission Expires:

This instrument was prepared by
and should be returned to:
Orlando L. Evora, Esquire
Greenberg Traurig Hoffman
Lipoff Rosen & Quentel, P.A.
111 North Orange Avenue, Suite 2050
Orlando, Florida 32801



                          MEMORANDUM OF LEASE AGREEMENT
                           (Don Cook Motors Property)

         This is a Memorandum of that certain unrecorded Lease Agreement dated June 30, 1997, by and between STRATA REALTY, INC., a Florida corporation (the "Lessor"), whose address is 1589 South Military Trail, West Palm Beach, Florida 33415, and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Lessee"), whose address 5200 South Washington Avenue, Titusville, FL 32780 (the "Lease"), concerning the Premises (as described below).

         FOR GOOD AND VALUABLE CONSIDERATION, Lessor leases to Lessee the Premises which are described as follows (the "Premises"):

                  (a) See Exhibit "A" attached hereto and incorporated herein by this reference.

                  (b) All buildings, structures and improvements now or hereafter erected on such land either prior to the commencement of or during the term of the Lease and all fixtures, alarm systems, light fixtures, ceiling fans, air conditioning, heating, plumbing, electrical and other utility systems, equipment and other property located therein both prior to the commencement of and during the term of the Lease for a term of five (5) years commencing on July 1, 1997, and terminating on July 1, 2002, at 11:59 P.M., pursuant to the terms and under the provisions contained in the Lease, such Lease being incorporated in this Memorandum by this reference as though set forth in full herein. Tenant has the right to extend the Lease for three (3) consecutive terms of five (5) years each.

         Pursuant to the terms of the Lease, Lessor grants to Lessee the right of first refusal to purchase the Premises upon the terms and subject to the conditions set forth in the Lease.

         The Lease contains the following provision: "Pursuant to FLORIDA STATUTES, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Premises."

Accordingly, all contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services, or furnish any materials or otherwise participate in the construction if improvements on the Premises, are hereby given notice that Lessee is not authorized to subject Lessor's interest in the Premises to any claim from mechanic's, construction, laborer's, materialmen's liens, or other liens, and all persons dealing directly or indirectly with Lessee may not look to the interest of Lessor in and to the Premises as security for payment of such labor, services or materials.

         This Memorandum is not a complete summary of the Lease and is made and executed by the parties hereto for the purpose of recording the same in the Public Records of Palm Beach County, Florida. Provisions in this Memorandum shall not be used in interpreting the Lease provisions. In the event of conflict between this Memorandum and the Lease, the Lease shall control.

         IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease on the 30th day of June, 1997.

WITNESSES:                              LESSOR:

     /S/ TOM CONLAN                     STRATA REALTY, INC., A FLORIDA
                                        CORPORATION
Print Name:       TOM CONLAN

     /S/ JAN CRANK

                JAN CRANK               By:      /S/ DON COOK
                                        Print Name:       DON COOK
Print Name:                             Title:            PRESIDENT

                                        Date signed:      6-30-97

                                        LESSEE:

         /S/ JAMES VARNADOE             FIRST CHOICE AUTO FINANCE, INC.,
                                        A FLORIDA CORPORATION
Print Name:     JAMES VARNADOE

      /S/ BRUCE E. MACDONOUGH           By:      /S/ J. NEAL HUTCHINSON, JR.
                                        Print Name:     J. NEAL HUTCHINSON, JR.
Print Name:       BRUCE E. MACDONOUGH   Title:          V.P.

                                        Date signed:      6/30/97

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Don Cook, as President STRATA REALTY, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X) or has produced ______________________ as identification.


                                     /S/ JANICE M. CRANK
                                     NOTARY PUBLIC
                                     Print Name:       JANICE M. CRANK
                                     My Commission Expires:






STATE OF FLORIDA
COUNTY OF ORANGE

         The foregoing instrument was acknowledged before me this 30th day of June, 1997, by J.N. Hutchinson, as Vice President of FIRST CHOICE AUTO FINANCE, INC., a Florida corporation, on behalf of the corporation. He is personally known to me (X) or has produced _______________________ as identification.


                                    /S/ ELIZABETH A. ZYGMUNTOWICZ
                                    NOTARY PUBLIC
                                    Print Name: ELIZABETH A. ZYGMUNTOWICZ
                                    My Commission Expires: